                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HONDO OIL & GAS COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:    0

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            HONDO OIL & GAS COMPANY
              10375 RICHMOND AVENUE, SUITE 900, HOUSTON, TX 77042

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 12, 1997

                               ----------------

TO THE SHAREHOLDERS OF HONDO OIL & GAS COMPANY:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Hondo Oil & Gas Company will be held in the Board of Governors' Room, American Stock Exchange, 86 Trinity Place, New York, New York, on Wednesday, March 12, 1997 at 10:00 o'clock A.M., for the following purposes:

    (1) To elect a board of seven directors;

    (2) To approve amendments to the Company's 1993 Stock Incentive Plan;

    (3) To approve an option for Thamesedge Ltd. to convert $13.5 million of the Company's debt into shares of the Company's common stock;

    (4) To approve the appointment of Ernst & Young LLP as independent auditors for fiscal year 1997; and

    (5) To transact such other business as may properly come before the meeting, or any adjournment thereof.

  The Board of Directors has fixed January 16, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Accordingly, only shareholders of record at the close of business on that date are entitled to vote at the meeting, or any adjournment thereof. Any shareholder who wishes to examine a list of the shareholders entitled to vote at the meeting may do so at the offices of Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, 18th Floor, New York, New York, on and after February 28, 1997.

  Shareholders are cordially invited to attend the Annual Meeting. Regardless of whether you expect to attend the meeting in person, we urge you to read the attached Proxy Statement and sign, date and mail the accompanying proxy card in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting, and your promptness will assist us in making necessary preparations for the meeting. If you receive more than one proxy card because your shares are registered in different names or addresses, each card should be completed and returned to assure that all your shares are voted.

  A copy of the Company's 1996 Annual Report is enclosed herewith. Please take time to read the report.

                                          By Order of the Board of Directors,

                                          C. B. McDaniel
                                          Secretary

Houston, Texas
February xx, 1997

                            HONDO OIL & GAS COMPANY
                       10375 RICHMOND AVENUE, SUITE 900
                             HOUSTON, TEXAS 77042

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 12, 1997

  This proxy statement is furnished to shareholders of Hondo Oil & Gas Company (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") at the time and place set forth in the attached Notice of Annual Meeting. This Proxy Statement was first mailed to shareholders on or about February xx, 1997. All costs of soliciting proxies will be borne by the Company.

  At the Annual Meeting, the Company's shareholders will be asked to consider and vote upon (1) the election of the seven nominees for directors named below; (2) the approval of amendments to the Company's 1993 Stock Incentive Plan; (3) the approval an option for Thamesedge Ltd. to convert $13.5 million of the Company's debt into shares of the Company's common stock; and (4) the appointment of Ernst & Young LLP as independent auditors for fiscal year 1997.

  Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. The accompanying proxy is also subject to revocation at any time before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a duly executed proxy bearing a later date. All shares represented by each properly signed and returned proxy in the accompanying form, unless revoked, will be voted at the Annual Meeting, or at any adjournment thereof, in accordance with the instructions thereon. If no instructions are specified, the shares will be voted in favor of the election of the nominees for directors; the approval of amendments to the Company's 1993 Stock Incentive Plan; the approval of an option for Thamesedge Ltd. to convert $13.5 million of the Company's debt into shares of the Company's common stock; and the approval of the appointment of Ernst & Young LLP as independent auditors for fiscal year 1997. If any other matters are properly presented at the Annual Meeting, or any adjournment thereof, the persons voting the proxies will vote them in accordance with their best judgment.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality of "votes cast."

  The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

  In the election of directors, shares present but not voting will be disregarded (except for quorum purposes) and the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the number of directors to be elected by those shares, will be elected and votes cast against a candidate or votes withheld will have no legal effect.

  Only holders of shares of the Company's common stock of record at the close of business on January 16, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On that date, there were 13,781,194 shares of common stock outstanding and entitled to one vote per share.

ADDITIONAL MATERIALS

  Enclosed with this Proxy Statement is a copy of the Company's 1996 Annual Report which is not to be regarded as proxy soliciting material or as a communication by means of which solicitation is made, except as expressly incorporated herein by reference. See Incorporation of Certain Documents by Reference.

AVAILABILITY OF FORM 10-K

  SHAREHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO THE SECRETARY, HONDO OIL & GAS COMPANY, 10375 RICHMOND AVENUE, SUITE 900, HOUSTON, TEXAS 77042.

SHAREHOLDER PROPOSALS

  To be considered for inclusion in the Proxy Statement and for consideration at the Annual Meeting, shareholder proposals must be submitted on a timely basis. Proposals for the 1998 Annual Meeting of Shareholders must be received by the Company no later than October xx, 1997. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                             ELECTION OF DIRECTORS

INFORMATION REGARDING THE NOMINEES

  All of the members of the Board of Directors listed below, except Nicholas
J. Morrell, were elected at the 1996 Annual Meeting of Shareholders held on March 7, 1996. One current director, Dieter Bock, will not be standing for reelection. Robert O. Anderson resigned as director on June 11, 1996.

  At the Annual Meeting seven directors are to be elected, each director to hold office until the next Annual Meeting. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below, all of whom are members of the current Board of Directors. A majority of the votes cast at the Annual Meeting shall be sufficient to elect a director. The Board of Directors recommends that shareholders vote FOR each of the nominees. In the event that any of the nominees should become unavailable for any reason, it is intended that proxies will be voted for the election of those persons, if any, as shall be designated by the Board of Directors.

  John J. Hoey: Mr. Hoey, 57, became a director on June 2, 1993 and became President and Chief Executive Officer of the Company on December 1, 1993. He is a director and President or Managing Director of each of the Company's subsidiaries. He is also President and sole shareholder of Beneficial Capital Corp. of New York, an investment company with ownership in a number of public and private companies. From 1985 to 1992, he was associated with Atlantic Petroleum Corp. of Pennsylvania, including serving as President of Atlantic Refining and Marketing Corporation until its sale to Sun Co. in November 1988. From 1972 to 1984, Mr. Hoey held various executive positions in international banking and investment companies. From 1967 to 1971 he served in the U. S. Department of State in Saigon, South Vietnam. He is a director of GVC Corp., a publicly-held corporation, and a trustee of the Salk Institute.

  C. B. McDaniel: Mr. McDaniel, 52, became a director of the Company on November 15, 1993. He joined the Company as Counsel in June 1988 and became Secretary of the Company on November 30, 1988. He is also Secretary or Assistant Secretary and director of each of the Company's subsidiaries. From 1980 to 1988, he was employed as an attorney for Atlantic Richfield Company in Houston and Dallas, Texas, and from 1975 to 1980, he was in private practice of law in El Paso, Texas.

  Douglas G. McNair: Mr. McNair, 68, has been a director of the Company since February 25, 1993. He is an independent consultant for international transactions, marketing and negotiations. From 1985 to 1986 he was Vice President and Assistant to the Chairman and Chief Executive Officer of Atlantic Richfield Company. From 1977 to 1985, he was Vice President of Atlantic Richfield Company and worked with that company's subsidiary, Anaconda, in connection with international operations. From 1972 to 1977, he was Vice President of Atlantic Richfield Company in charge of international marketing. From 1970 to 1972, he was President and Chief Executive Officer of Atlantic Richfield Company's Brazilian marketing subsidiary.

  Nicholas J. Morrell: Mr. Morrell, 49, became a director of the Company on November 21, 1996. He was appointed a director of Lonrho Plc in 1992, the Deputy Managing Director in 1994, and Chief Executive in November 1996. In 1978, Mr. Morrell joined The Observer newspaper which subsequently became a member of the Lonrho Group in 1981, becoming Managing Director in 1988 and, in 1989, was appointed Chief Executive in charge of Lonrho's printing and publishing operations (see "Security Ownership of Management and Certain Beneficial Owners of the Company").

  John F. Price: Mr. Price, 55, became a director of the Company on November 16, 1992 and is a director of Hondo Magdalena Oil & Gas Limited. He is also President and a director of The Hondo Company. He has been President of Princess Hotels International, Inc. and Lonrho, Inc. and Executive Vice President of Princess Properties International Limited since March 1983. He was appointed an Associate Director of Lonrho Plc in 1991. He is a Chartered Accountant and joined the Lonrho group in 1969. He was appointed Managing Director of Lonrho (Zambia) Ltd. in 1974 and was Managing Director of Lonrho (Zimbabwe) Ltd. from 1979 to 1983 (see "Security Ownership of Management and Certain Beneficial Owners of the Company").

  Robert K. Steer: Mr. Steer, 66, became a director of the Company on November 10, 1994. He has been an independent consulting geologist since 1987. He retired from Exxon Corporation in 1986 where he served as Executive Vice President of Esso Exploration, Inc. from 1982 to 1986. From 1978 to 1981, he was Exploration Department Manager for Exxon Corporation, and from 1974 to 1978, he was President and Managing Director of Exxon Malaysia Inc.

  R. E. Whitten: Mr. Whitten, 56, has been a director of the Company since January 19, 1988 and is a director of Hondo Magdalena Oil & Gas Limited. He has been an Executive Director of Lonrho Plc since July 1981 and became Finance Director on January 1, 1995. He joined the Lonrho group in 1978. He is also a director of some 50 other companies in the Lonrho group, including Princess Hotels International, Inc. and The Hondo Company (see "Security Ownership of Management and Certain Beneficial Owners of the Company").

EXECUTIVE OFFICERS

  The following is a list of the executive officers of the Company and their positions:

      OFFICER                      POSITION
      -------                      --------
      John J. Hoey    President, Chief Executive Officer
      S. J. Urquhart  Vice President and Controller
      C. B. McDaniel  Secretary and Counsel

  S. J. Urquhart: Mr. Urquhart, 34, joined the Company on May 15, 1988 as a Financial Analyst and became Controller of the Company on August 1, 1992. He was appointed Vice President and Controller on May 3, 1994. He is also a director and Vice President of each of the Company's subsidiaries and a director of Hondo Magdalena Oil & Gas Limited. Mr. Urquhart is a Certified Public Accountant and was employed by Ernst & Whinney (now Ernst & Young LLP) from 1984 to 1988.

  For descriptions of the other executive officers of the Company, see "Information Regarding the Nominees."

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS OF THE COMPANY

  The following table sets forth certain information concerning the beneficial ownership of the Company's common stock as of January 16, 1997, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's common stock, (ii) each nominee for director, (iii) each of the Company's directors and executive officers and (iv) all directors and executive officers of the Company as a group. Under Securities and Exchange Commission rules, several persons may be deemed to be the beneficial owners of the same shares. As a result, readers are urged to read the footnotes to the following table.

                                                                     PERCENTAGE
                                                 COMMON STOCK            OF
                                               BENEFICIALY OWNED    COMMON STOCK
                                               -----------------    ------------
      The Hondo Company.......................    10,234,596(1)(2)      74.3%
      Lonrho Plc..............................    10,234,596(1)(2)      74.3%
      Lonrho, Inc.............................    10,234,596(1)(2)      74.3%
      Thamesedge Ltd..........................    10,234,596(1)(2)      74.3%
      Dieter Bock.............................             0(3)           --
      John J. Hoey............................       111,000               *
      C. B. McDaniel..........................        45,000               *
      Douglas G. McNair.......................        15,000               *
      Nicholas J. Morrell.....................             0(3)           --
      John F. Price...........................             0(3)           --
      Robert K. Steer.........................        15,000               *
      S. J. Urquhart..........................        19,000               *
      R. E. Whitten...........................             0(3)           --
      All directors and executive officers as
       a group................................       205,000             1.5%

--------
*less than 1%

(1) These 10,234,596 shares are owned as follows: The Hondo Company, 410 East College Blvd., Roswell, NM 88201, 9,451,200 shares; and Thamesedge Ltd., Four Grosvenor Place, London SW1X 7DL, England,

    783,396 shares. The Hondo Company is owned as follows: Lonrho, Inc., 805 Third Avenue, New York, New York 10022, 81.8%, and Robert O. Anderson, W. Phelps Anderson and Robert B. Anderson (the "Anderson Family"), 410 East College Boulevard, Roswell, New Mexico 88201, 18.2%.

    Lonrho, Inc. and Thamesedge Ltd. are indirect, wholly-owned subsidiaries of Lonrho Plc. Because they may be deemed a group, within the meaning of Rule 13d-5 under the Securities and Exchange Act of 1934 (the "Exchange Act"), each of The Hondo Company, Lonrho Plc., Lonrho, Inc. and Thamesedge Ltd. may be deemed to be the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 10,234,596 shares. Lonrho Plc, by virtue of its ownership interest in each of The Hondo Company, Lonrho, Inc. and Thamesedge Ltd., may be deemed to share the right to direct the voting and disposition of 10,234,596 shares which (a) as to 9,451,200 shares, by virtue of its 81.8% ownership interests in The Hondo Company, Lonrho, Inc. may also be deemed to be the beneficial owner with shared voting and dispositive power (subject, as discussed in Note (2) below to The Hondo Company's obligation to retain 800,000 shares to satisfy the rights of the Anderson Family to require The Hondo Company to redeem the Anderson Family's interests in The Hondo Company) and (b) as to 783,396 shares owned by Thamesedge Ltd., Thamesedge Ltd. is also a beneficial owner.

(2) Lonrho Plc, Lonrho, Inc. and Scottsdale Princess, Inc. ("Scottsdale") completed a transaction on January 5, 1996, through which Lonrho, Inc. now controls The Hondo Company. Prior to the transaction, control of the Company was effectively shared. The transaction was completed pursuant to a Revised Settlement Agreement dated December 20, 1995, and amended January 6, 1996 and May 14, 1996, among Lonrho Plc, Lonrho Inc., Scottsdale, The Hondo Company and the Anderson Family. Under the Revised Settlement Agreement, among other things, (a) Scottsdale acquired 25% of the issued and outstanding common stock of The Hondo Company from Robert
    O. Anderson, increasing the ownership of the Lonrho, Inc. and Scottsdale in The Hondo Company to 75% and decreasing the ownership interest of the Anderson Family in The Hondo Company to 25%; (b) Robert O. Anderson was released from all his guaranties of indebtedness of The Hondo Company and the Company to Lonrho Plc; (c) the Shareholders' Agreement dated October 17, 1986 among Lonrho, Inc., the Anderson Family and The Hondo Company, which (while not directly related to the Company's common stock held by The Hondo Company) required Lonrho, Inc., on the one hand, and the Anderson Family, on the other hand, to designate an equal number of directors of The Hondo Company, became null and void, thus enabling Lonrho, Inc. and Scottsdale, as majority shareholders of The Hondo Company, to elect all of The Hondo Company's directors and control The Hondo Company's policies; (d) Lonrho Plc loaned to The Hondo Company $9.5 million and The Hondo Company repaid loans due to the Anderson Family in the same amount; (e) all litigation between the parties to the Revised Settlement Agreement was discontinued with prejudice; (f) the Anderson Family agreed that their 25% interest in The Hondo Company will be exchanged for 1,200,000 shares of common stock of the Company which they, acting solely through Robert O. Anderson, would have the right to call at the rate of 400,000 shares annually for three consecutive years beginning January 5, 1997 in exchange for one-third annually of their aggregate 25% interest in The Hondo Company, while The Hondo Company has the right, beginning January 5, 1999, to put to the Anderson Family so much of the 1,200,000 shares of common stock of the Company which the members of the Anderson Family have not previously required The Hondo Company to transfer in exchange for their remaining interest in The Hondo Company; and (g) Lonrho Plc has agreed to cause The Hondo Company, and The Hondo Company has agreed, to support Robert O. Anderson to be elected as a director of the Company for five years; however, Mr. Anderson subsequently resigned as a director of the Company.

    On May 14, 1996, the parties to the Revised Settlement Agreement entered into a second amendment pursuant to which The Hondo Company redeemed from the Anderson Family approximately 1/12 of the

    Anderson Family's 25% interest in The Hondo Company in exchange for 100,000 shares of the common stock of the Company. Scottsdale, in June 1996, assigned all of its interest in The Hondo Company to Lonrho, Inc. and has no further interest or obligation under the Revised Settlement Agreement. On January 16, 1997, pursuant to the Revised Settlement Agreement, The Hondo Company redeemed from the Anderson Family approximately 1/4 of the Anderson Family's original 25% interest in The Hondo Company in exchange for 300,000 shares of the common stock of the Company.

(3) Nicholas J. Morrell is Managing Director and Chief Executive of Lonrho Plc. Dieter Bock is a non-executive director of Lonrho Plc and a director of The Hondo Company. John F. Price is an Associate Director of Lonrho Plc, President of Lonrho, Inc. and President and director of The Hondo Company. R. E. Whitten is Finance Director of Lonrho Plc and a director of Lonrho, Inc., Thamesedge Ltd. and The Hondo Company. See Notes (1) and
    (2), above, "Information Regarding the Nominees" and "Compensation Committee Interlocks and Insider Participation in Compensation Decisions." None of these directors of the Company hold shares of the Company's common stock individually.

COMMITTEES, ATTENDANCE AND COMPENSATION OF DIRECTORS

  The Company's Board of Directors has created and delegated certain of its authority to an Audit Committee, a Compensation and Benefits Committee and a 1993 Stock Incentive Plan Committee. The Company does not have a standing Nominating Committee. The Bylaws authorize the establishment of an Executive Committee which possesses and may exercise all of the powers of the Board of Directors. No Executive Committee was appointed by the Board during the fiscal year.

  The Audit Committee currently consists of Messrs. McNair, Price and Steer. The Audit Committee performs numerous functions, including making a review of management's selection of an independent accounting firm, meeting with the independent accounting firm to review the scope and conduct of the annual audit, reviewing the selection of acceptable accounting principles and making inquiries about and reviewing the Company's policies and procedures with respect to principles of business conduct, financial and accounting controls, areas of special concern and other related matters. During fiscal year 1996, the Audit Committee met on one occasion.

  The Compensation and Benefits Committee consists of Messrs. Steer, Price, and Whitten. The primary functions of the Compensation and Benefits Committee are to review and determine salaries of officers, to review and approve officers' employment contracts, to review and establish Company policy with respect to compensation of all employees. During fiscal year 1996, the Compensation and Benefits Committee met on two occasions.

  The 1993 Stock Incentive Plan Committee consists of Messrs. Price and Whitten. The purpose of the 1993 Stock Incentive Plan Committee is to administer the Company's 1993 Stock Incentive Plan. During fiscal year 1996, this committee met on one occasion.

  There were three meetings of the Board of Directors during fiscal year 1996. Mr. Bock attended fewer than 75% of these meetings.

  Outside directors are paid $15,000 per year and Messrs. McNair and Steer were paid this amount during fiscal year 1996. In September 1995, Messrs. McNair and Steer were appointed by the Board of Directors to a Special Committee to consider a proposed transaction with the Company's majority shareholder, The Hondo Company. In the resolutions appointing the Special Committee, the Board also approved compensation for the two directors for time required for the work of the Special Committee. During fiscal 1996, Messrs. McNair and Steer were paid $7,250 and $9,700, respectively, for their services on the Special Committee. The Special Committee was terminated in January 1996. Mr. Steer was also paid $4,200 during fiscal 1996 for consulting services.

EXECUTIVE COMPENSATION

  The following tables set forth, for the fiscal year ended September 30, 1996, certain information concerning compensation paid to or accrued for the Chief Executive Officer and all other executive officers who were serving as executive officers on September 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                 LONG TERM
                                 ANNUAL COMPENSATION            COMPENSATION
                         -------------------------------------- ------------
                                                                 SECURITIES
                                                 OTHER ANNUAL    UNDERLYING     ALL OTHER
   NAME AND PRINCIPAL         SALARY  BONUS     COMPENSATION(1) OPTIONS/SARS COMPENSATION(2)
        POSITION         YEAR   ($)    ($)            ($)           (#)            ($)
   ------------------    ---- ------- ------    --------------- ------------ ---------------
John J. Hoey............ 1996 194,062     --           --          22,000         9,703
 Chief Executive Officer 1995 170,833     --           --          50,000         8,542
                         1994 150,000     --           --         100,000         1,875
Stanton J. Urquhart..... 1996  86,094 20,000(3)        --           8,000         4,305
 Vice President          1995  73,333     --           --          15,000         2,233
                         1994  58,750     --           --          15,000           588
C.B. McDaniel........... 1996 166,018 20,000(3)        --          10,000         8,451
 Secretary               1995 142,583     --           --          20,000         7,129
                         1994 130,500     --           --          20,000         6,525

--------
(1) Includes perquisites and other personal benefits, securities or property only if the aggregate amount of such compensation is greater than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.
(2) The amounts in this column are the matching contributions made by the Company under its profit sharing plan described below.
(3) This amount was paid to Messrs. Urquhart and McDaniel for relocation and in lieu of expenses thereof.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL
                                                                           REALIZABLE
                                                                            VALUE AT
                                                                         ASSUMED ANNUAL
                                                                         RATES OF STOCK
                                                                             PRICE
                                                                          APPRECIATION
                                                                           FOR OPTION
                          INDIVIDUAL GRANTS(1)                               TERM(2)
------------------------------------------------------------------------ --------------
                          NUMBER OF    % OF TOTAL
                          SECURITIES  OPTIONS/SARS EXERCISE
                          UNDERLYING   GRANTED TO  OR BASE
                         OPTIONS/SARS EMPLOYEES IN  PRICE    EXPIRATION
          NAME           GRANTED (#)  FISCAL YEAR   ($/SH)      DATE     5% ($) 10% ($)
          ----           ------------ ------------ -------- ------------ ------ -------
John J. Hoey............    22,000         55%     $14.125  May 28, 2001 85,854 189,716
S.J. Urquhart...........     8,000         20%     $14.125  May 28, 2001 31,220  68,988
C.B. McDaniel...........    10,000         25%     $14.125  May 28, 2001 39,025  86,235

--------
(1) The options to Messrs. Hoey, Urquhart and McDaniel were granted on May 28, 1996 under the Company's 1993 Stock Incentive Plan (the "Plan"). Each option became exercisable as to 50% of the total shares granted six months after the date of grant; the remaining 50% will become exercisable 18 months after the date of grant. In each case, the options were granted at an exercise price equal to the fair market value of the shares (as defined in the Plan) on the date of grant. Upon a recipient's termination of employment, options that are not yet exercisable will terminate; options that are exercisable will terminate three months after the termination of employment (one year in the case of death, retirement or total disability). Each option will terminate in all events not later than the expiration date of the option. The 1993 Stock Incentive Plan Committee administers the Plan and may modify and amend previous options granted, subject to the terms of the Plan.
(2) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a five and ten percent compound annual rate over the five year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the proxy rules and do not necessarily reflect management's assessment of the Company's future stock performance.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUE

                                             LONRHO PLC(1)     HONDO OIL & GAS
                                           ------------------ ------------------      VALUE OF
                                               NUMBER OF          NUMBER OF         UNEXERCISED
                                              UNEXERCISED        UNEXERCISED        IN-THE-MONEY
                          SHARES            OPTIONS/SARS AT    OPTIONS/SARS AT    OPTIONS/SARS AT
                         ACQUIRED          SEPTEMBER 30, 1996 SEPTEMBER 30, 1996 SEPTEMBER 30, 1996
                            ON     VALUE          (#)                (#)                ($)
                         EXERCISE REALIZED    EXERCISABLE/       EXERCISABLE/       EXERCISABLE/
          NAME             (#)      ($)      UNEXERCISABLE      UNEXERCISABLE      UNEXERCISABLE
          ----           -------- -------- ------------------ ------------------ ------------------
John J. Hoey............     --        --        0/100,000      80,232/11,000      172,615/37,795
S.J. Urquhart...........  7,500    75,000         0/10,000       19,000/4,000         9,125/6,239
C.B. McDaniel...........     --        --    19,832/10,000       45,000/5,000       161,875/9,109

--------
(1) The Board of Directors of Lonrho Plc grants options to employees of companies in which Lonrho Plc owns an interest. See "Security Ownership of Management and Certain Beneficial Owners of the Company." The options are granted under plans adopted and administered by Lonrho Plc.

(2) The value of unexercised in-the-money options was determined by multiplying the value of the underlying shares at September 30, 1996 ($2.68 per share for Lonrho Plc and $15.00 per share for Hondo Oil & Gas Company) less the amount per share payable by the option holder upon exercise, times the number of shares subject to the option.

  There were no awards made to the named executive officers in the fiscal year ended September 30, 1996, under any long-term incentive plan.

  No defined benefit or actuarial plan exists with respect to the named executive officers. The Company has made available to all full-time administrative employees who have completed at least one year of service a defined contribution profit sharing plan ("401(k) Plan"). Qualifying employees may contribute up to 10% of their annual earnings, but not in excess of the maximum allowed by Internal Revenue Service regulations, and the Company will match employee contributions up to a maximum of 5% of an employee's annual earnings. Matching contributions made by the Company under the 401(k) plan for the benefit of the named executive officers are included in the "Summary Compensation Table."

  The Company has entered into Termination Benefits Agreements dated February 23, 1995 with Messrs. Urquhart and McDaniel. These agreements provide for an extended severance benefit to the two executives in the event of a change of control of the Company. Such benefit is payable if, within three years after the change of control occurs (i) the Company terminates the employment of the executive for any reason other than cause (as defined in the agreement), death, the executive's attainment of age 65 or total and permanent disability or (ii) the executive voluntarily terminates employment, in his discretion, for any reason. As defined in the agreement, a "change of control" means after February 23, 1995, (i) attaining ownership of 50% or more of the shares of voting stock of the Company by any person or group (other than a person or group including the executive or with whom or which the executive is affiliated); (ii) the occurrence of a change of control required to be described under the rules of the Securities and Exchange Commission; (iii) the sale by the Company of 50% or more of the shares of the voting stock of its wholly-owned subsidiary, Hondo Magdalena Oil & Gas Limited; or (iv) the sale of all or substantially all of Hondo Magdalena Oil & Gas Limited's 30% interest in the Opon Association Contract, Department of Santander, Colombia. A "change of control" shall not include changes in ownership of the shares of voting stock of the Company occurring among or between The Hondo Company, Robert O. Anderson, Robert B. Anderson, Phelps Anderson, Lonrho, Inc., Scottsdale Princess, Inc., Lonrho Plc or the affiliates of any of them. The amount of the extended severance benefit payable under the agreement is two times the executive's average annual compensation for the last two calendar years preceding the date upon which a change of control occurs, except that if all or part of such benefit would be nondeductible by the Company for federal income tax purposes because of limitations on "parachute payments," then the benefit would be reduced to the amount so deductible. The agreements expire on February 23, 2000, if no event constituting a change of control has occurred prior to that date. If a change of control occurs prior to February 23, 2000, then the agreements terminate on the date that is three years after the change of control occurs.

  During the fiscal year ended September 30, 1996, no adjustments or amendments of the exercise price of stock options or SARs previously awarded to the named executive officers were made.

 Compensation and Benefits Committee Report

  To: The Board of Directors

    As members of the Compensation and Benefits Committee, it is our duty to review and determine salaries of officers, to review and approve officers' employment contracts and to review and establish Company policy with respect to compensation of all employees.

    For the majority of the past fiscal year, Mr. Hoey's compensation was $190,000 annually. He was also granted a new option for 22,000 shares of the Company's common stock during the fiscal year by the 1993 Stock Incentive Plan Committee which now administers the 1993 Stock Incentive Plan, and is composed of Messrs. Price and Whitten. This compensation was considered to be necessary to induce Mr. Hoey to remain as CEO of the Company, given the financial condition of the Company and alternative opportunities that may be available to him. Also, this compensation was intended to compensate Mr. Hoey for frequent travel to Colombia and to reward him for his achievements on behalf of the Company. His compensation, particularly the stock option he has been granted, is intended to provide incentive to Mr. Hoey to continue to improve the Company's financial condition.

    The Committee has concluded that the executive officers must be compensated for the extraordinary time and efforts required of such a small group and for uncertainties associated with the future of the Company.

    During the past fiscal year, the 1993 Stock Incentive Plan Committee made new grants of options to Mr. Hoey for 22,000 shares, to Mr. McDaniel for 10,000 shares and to Mr. Urquhart for 8,000 shares. The 1993 Stock Incentive Plan Committee and the Board feel there is a definite need for stock option incentives given the present condition of the Company. Without such incentives it might prove difficult to keep the three key executives. In making awards of options, the 1993 Stock Incentive Plan Committee considered the amount and terms deemed necessary to retain the executive officers, to reward them for their efforts, and to provide a supplement to cash compensation, as well as the number of shares available under the plan. Also, as a further means of retaining key executives, Termination Benefits Agreements, providing for extended severance benefits to the two officers in the event of a change of control of the Company, were put in place in fiscal 1995 for Messrs. McDaniel and Urquhart.

    An annual fee of $15,000 is paid to outside directors (Messrs. McNair and Steer). In addition, during the fiscal year, Messrs. McNair and Steer received $7,250 and $9,700, respectively, as compensation for their services on the Special Committee appointed by the Board of Directors to consider a proposed transaction with the Company's majority shareholder, and Mr. Steer was paid $4,200 for his services to the Company as a consultant. Subject to the approval of the shareholders, Messrs. McNair and Steer have been granted options for 7,000 shares each.

                                          Compensation and Benefits Committee

                                          Robert K. Steer, Chairman
                                          John F. Price
                                          R.E. Whitten

  Date: January 27, 1997

  The above report of the Compensation and Benefits Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates same by reference.

 Compensation Committee Interlocks and Insider Participation in Compensation Decisions

  Messrs. Price and Whitten, members of the Compensation and Benefits Committee and the 1993 Stock Incentive Plan Committee, are President and director, and director, respectively, of The Hondo Company and also Associate Director and Finance Director, respectively, of Lonrho Plc. Mr. Morrell (who is not a member of either committee) is Managing Director and Chief Executive of Lonrho Plc. Mr. Bock is a non-executive director of Lonrho Plc and a director of The Hondo Company. See "Security Ownership of Management and Certain Beneficial Owners of the Company." The Company has entered into loan and certain other transactions with Lonrho Plc and its affiliates.

  On November 30, 1988, the Company made a private placement of a $75,000,000 13.5% Senior Subordinated Note to Thamesedge Ltd., a wholly owned subsidiary of Lonrho Plc. The terms of the transaction were approved by all of the disinterested directors of the Company upon the recommendation of a special committee of the Board appointed to review the transaction. The terms are substantially the same as those which were under discussion and negotiation with an underwriter for a public offering of a similar debt instrument and were no less favorable to the Company than could be obtained with non-affiliated parties.

  During calendar year 1991, the Company entered into and amended a loan agreement with Lonrho Plc pursuant to which it borrowed the sum of $32,000,000. At the time the loans were made, the interest rates were similar to that in the Company's former working capital loan with a bank for its refining and marketing operations. The terms of the loan, and all amendments thereto, were approved by all of the disinterested directors of the Company and were no less favorable to the Company than could be obtained with non-affiliated parties.

  On December 18, 1992, the Company entered into an agreement with Lonrho Plc and Thamesedge Ltd. to defer interest and principal payments on the loans described above. As consideration for the deferral of interest and principal payments, the Company granted Lonrho Plc a 5% share of the Company's net profits, as defined, under the Opon Contract. On April 30, 1993, Lonrho Plc loaned the Company an additional $3,000,000, and as security the Company granted to Lonrho Plc a mortgage on certain real property. On June 25, 1993, Lonrho Plc loaned the Company an additional $4,000,000, and as security the Company granted to Lonrho Plc a mortgage on certain other real property. The interest rate of the new loans was the same as that for other loans from Lonrho Plc. The terms of the agreement to defer interest and principal payments and the terms of the new loans were approved by all of the disinterested directors of the Company and were no less favorable to the Company than could be obtained with non-affiliated parties.

  On December 17, 1993, Thamesedge and Lonrho Plc agreed to add interest accrued at September 30, 1993 to principal, to reduce the annual interest rate on each of the foregoing loans to the Company to 6% effective September 30, 1993, and to defer principal payments on the loans. Lonrho Plc and the Company have further agreed that, if the Company does not have sufficient cash resources to pay interest on any of the foregoing indebtedness of the Company when due, the Company may offer to pay such interest in shares of its common stock valued at their market price on the day the interest is due. Thereupon Lonrho Plc may either accept such offer or add the amount of interest then due to the remaining outstanding principal balance of the applicable obligation. The terms of these agreements were approved by all of the disinterested directors of the Company and were no less favorable to the Company than could be obtained with non-affiliated parties.

  On October 18, 1994, the Company paid to Lonrho Plc $5,000,000 to repay a portion of the loans made in calendar 1991. At the same time, Lonrho Plc provided a $5,000,000 loan facility to the Company. On November 10, 1994, Thamesedge and Lonrho Plc agreed to extend the maturities of all of the above debts to not earlier than October 1, 1996. The terms of the loan facility and the agreement to extend debt maturities were approved by all of the disinterested directors of the Company and were no less favorable to the Company than could be obtained with non-affiliated parties.

  On December 22, 1995, Thamesedge and Lonrho Plc agreed to extend the maturities of all the above debts to not earlier than October 1, 1997.

  On March 29, 1996, Lonrho Plc assigned to Thamesedge all of its interest in the above loans and indebtedness. On June 28, 1996, the Company and Thamesedge entered into a Revolving Credit Agreement under which Thamesedge agreed to loan to the Company $13.5 million. The interest rate on this loan is 13%, and interest is payable as provided in the December 17, 1993 letter agreement described above. The terms of the Revolving Credit Agreement were approved by all of the disinterested directors of the Company and were no less favorable to the Company than could be obtained with non-affiliated parties. On April 1, 1996, 197,944 shares of common stock of the Company were issued to Thamesedge in payment of interest due of $2,375,329. Interest of $2,410,875 accrued on the loans described above in fiscal 1996 was added to principal of the debts on October 1, 1996.

  On December 13, 1996, Thamesedge agreed to extend the maturities of all the above debts to not earlier than January 1, 1998. As consideration for the extensions and certain other financial undertakings, the Company has granted to Lonrho a security interest in all of the shares of the Company's subsidiary, Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), and agreed to give Thamesedge an option to convert $13.5 million of the November 1988 indebtedness to Thamesedge into the Company's common stock. The debt will be convertible at Lonrho's option at any time prior to maturity (January 1, 1998) at a rate of $12.375 per share. The conversion price is 110% of the closing price of the Company's common stock on December 11, 1996. The portion of the debt that may be converted into common stock will not be secured by the pledge of the Hondo Magdalena shares. The option to convert the debt into common stock is subject to the approval of the Company's shareholders. See "Approval of Option to Convert Debt into Shares of Common Stock." If the conversion option is not approved by the shareholders, the interest rate on the $13.5 million will revert to 13.5%, the rate of interest on such debt prior to the December 17, 1993 letter agreement.

  F.E. Wright, a subsidiary of Lonrho Plc, acts as insurance broker for the Company's directors' and officers' liability insurance. The insurance companies who provide the policy are those from whom coverage could be obtained by the use of other insurance brokers. The terms of the policy are identical to the ones which could be obtained through an independent broker. Based upon quotes received from other brokers, management believes that F. E. Wright is able to obtain more favorable premiums for the insurance coverage by virtue of inclusion in the larger, group-wide programs of Lonrho Plc, and that the terms and cost of the insurance coverage are no less favorable to the Company than could be obtained with non-affiliated parties. During the fiscal year ended September 30, 1996, F. E. Wright received commissions of $35,625 in respect of policies issued to the Company.

Performance Graph
  The following graph compares the yearly change in the Company's cumulative total shareholder return on its common stock to that of the American Stock Exchange Market Index and MG Industry Group 36, an industry index of companies engaged in oil and gas exploration and production.





LOGO
                       COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                 FISCAL YEAR ENDING
--------------------------------------------------------------------------
COMPANY                 HONDO OIL & GAS CO   INDUSTRY INDEX   BROAD MARKET
-------                 ------------------   --------------   ------------
1991                          100.00             100.00          100.00
1992                           55.56              87.32          104.36
1993                           52.78             106.88          122.51
1994                          112.96             115.73          124.86
1995                          144.44             119.96          150.45
1996                          111.11             139.88          156.58

                   ASSUMES $100 INVESTED ON OCTOBER 1, 1991
                         ASSUMES DIVIDENDS REINVESTED
                     FISCAL YEAR ENDING SEPTEMBER 30, 1996
  The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act 1934, except to the extent that the Company specifically incorporates same by reference.

REPORTS UNDER SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


  Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish the Company with copies.

  Based on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, from October 1, 1995 to September 30, 1996, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with except the following: (i) one report, covering one transaction, was filed late by The Hondo Company and Lonrho, Inc., reflecting a previously announced transaction with Robert O. Anderson and family; (ii) two reports covering two transactions were filed late by Robert O. Anderson, reflecting previously announced transactions with Lonrho, Inc. and The Hondo Company; (iii) two reports, covering three transactions were filed late by Thamesedge Ltd., individually and as the designated filer for Lonrho Plc, Lonrho, Inc. and The Hondo Company two of which involved inter-company share transfers from parent to subsidiary and from subsidiary to parent and the third involved a transfer of 14,000 shares to an individual.

       APPROVAL OF AMENDMENTS TO THE COMPANY'S 1993 STOCK INCENTIVE PLAN

GENERAL

  The Company's 1993 Stock Incentive Plan (sometimes referred to herein as the "Plan") was approved by the Company's Board of Directors on November 15, 1993 and by the shareholders on February 24, 1994. The purpose of the Plan is to attract, motivate, retain and reward key employees (including officers) of the Company and its subsidiaries and certain other eligible persons. The Plan includes an automatic award feature to attract, motivate and retain experienced and knowledgeable outside directors through the grant of a fixed award to them (the "Director Award"). Typically, the only consideration received by the Company for the grant of an award will be past services and/or the expectation of future services. The following summary is qualified in its entirety by reference to the Plan, which, as amended, is set forth in Exhibit A attached hereto. Capitalized terms not otherwise defined herein have the meaning specified in the Plan.

  The Plan as amended consists of two parts: the Key Person Program under which options (both incentive and non-qualified) and stock appreciation rights may be granted to officers, key employees and certain other individuals (including certain non-employee directors) who perform significant services for the Company or one of its subsidiaries; and the Director Award under which a non-qualified option will be automatically granted to each eligible non-employee director at the time he or she becomes a non-employee director. Messrs. McNair and Steer are the only non-employee directors of the Company currently eligible to participate in the Plan.

  Amendments to the Plan were approved by the Company's Board of Directors on May 28, 1996, to change the administration of the Plan, increase the number of shares available under the Plan and provide additional flexibility for awards to directors. These amendments (a) increase the authorized number of shares thereunder by 137,000 shares, (b) clarify eligibility under the formula feature for one-time awards to non-employee directors, and (c) permit certain non-employee directors (i.e., those not associated with Lonrho and those not administering the Plan) to be eligible for discretionary awards under the Plan. These amendments are included in the following description of the Plan. The restrictions on eligibility of plan administrators were prompted by then applicable requirements under SEC Rule 16b-3, which has since been changed. Accordingly, those restrictions may be relaxed in the future without further shareholder approval to the extent permitted under the current rule.

ADMINISTRATION

  The Director Award feature of the Plan is, to the extent possible, self effectuating. The balance of the Plan is administered by a Committee composed of two or more directors appointed from time to time by the Board of Directors of the Company (the "Committee"). The Committee has considerable discretion under the Plan. See Section 1.2 of the Plan. The Committee members currently are Messrs. Price and Whitten.

SHARES SUBJECT TO THE PLAN

  The shares available under the Plan are authorized but unissued shares of the Company's common stock, $1.00 par value. The aggregate amount of the stock issuable upon exercise of all options and stock appreciation rights granted under the Plan may not exceed 487,000 shares, subject to adjustment upon the occurrence of certain events such as a stock split or dividend, reorganization, merger, recapitalization, consolidation or other similar corporate change. Of the 487,000 shares, 442,000 shares are designated for grants to officers (who may also be directors), key employees and certain other eligible persons under the Key Person Program, and 45,000 shares are designated for Director Awards. Grants to any one individual under the Key Person Program may not exceed an aggregate 100,000 shares in any one-year period. If any option or right granted under the Plan expires or terminates without having been exercised in full, the unissued shares will again be available for issuance pursuant to the Plan.

  Options have been granted for a total of 305,000 shares under the Key Person Program and 30,000 shares as automatic grants to outside directors. Options for 116,768 shares have been exercised; 218,232 shares are reserved for options currently outstanding. Excluding already issued shares, 355,232 shares in the aggregate (2.6% of the outstanding shares) are available for issue under the Plan as amended.

ELIGIBILITY

  Officers, directors that are not members of the Committee and certain other key employees of the Company are eligible for grants of options by the Committee. In addition, certain other eligible persons (including significant agents and consultants) who perform substantial services for the Company or one of its subsidiaries of a nature similar to those performed by key employees may also be eligible. The Committee determines which eligible persons will receive awards under the Key Person Program and the amount of those awards. Members of the Committee are not, while members of the Committee, eligible to receive discretionary grants of options or stock appreciation rights under the Key Person Program. Under the Plan, each director who is not a current or former officer or employee of the Company or any holder of more than 10% of the common stock of the Company is automatically granted an option for 15,000 shares on the date of his or her election.

  There is no maximum number of shares subject to stock option or other stock awards (other than the 100,000 share per year, per individual limit described above), or limit on the number of awards, which may be granted to any eligible individual under the Plan, except under the Director Award Program. The Plan is not exclusive. A person who holds an award may be granted additional awards under the Plan or under other plans or by appropriate authorization of the Board or the Committee without reference to a specific plan.

  The Committee may also grant to a holder of an award under the Key Person Program, if he or she is otherwise eligible and (where consent is required) consents, a new or modified award in lieu of an award previously granted with respect to a number of shares, at an exercise price and for a length of time, which is greater or lesser than under the earlier award, or may do so by cancellation and regrant, amendment, substitution or otherwise, subject only to the general limitations described in the Plan or under applicable law.

TERMS OF EXERCISE OF OPTIONS

 Key Person Options

  The purchase price of each share of stock covered by an option granted under the Plan is determined by the Committee, but in no event may such price be less than 100% of the Fair Market Value (as defined in the Plan) of such share on the date such option is granted. Options generally are exercisable in such installments as the Committee may determine. In no event, however, may an option be exercisable prior to six months, or after five years, from the date of grant. The Committee may designate each option as a "non-qualified" or an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code. For a summary of the differences in the tax treatment of the two types of options, see "Federal Income Tax Consequences" below.

  An option holder may pay the option exercise price (i) in cash or by check,
(ii) by delivery of previously acquired shares of common stock provided, however, that the Committee may disallow payment in such form, (iii) by the promissory note (consistent with the terms of Section 1.8 of the Plan) of the option holder if authorized by the Committee or the applicable award agreement and (iv) by notice and third party payment in such manner as may be authorized by the Committee.

 Director Awards

  The purchase price of an option automatically granted under the Plan is not less than Fair Market Value on the date of grant. One-half the option is exercisable six months after the date of grant, and the remainder of the option is exercisable 18 months after the date of grant. An option under the Director Award feature is a "non-qualified stock option" (see "Federal Income Tax Consequences" below) and the option price may be paid in cash or previously owned shares of common stock or in any combination of the foregoing. An option terminates in all events five years after the date of grant; or earlier: (i) in the event of death or disability of the holder, 12 months after the date of death or disability; or, (ii) in the event the holder no longer serves as a director of the Company, three months after the date of such termination (options not then exercisable expire on the date of such termination).

STOCK APPRECIATION RIGHTS

  A stock appreciation right ("SAR") is a right to receive payment based on the appreciation in the fair market value of a share of common stock from the date of grant to the date of exercise. SARs are only granted to key employees and other eligible persons under the Plan. The Committee may grant such rights concurrently with an option covering the same number of shares or in respect of an outstanding option. Unless an individual award agreement otherwise provides, such right is exercisable only to the extent that the option to which it is attached is exercisable. The number of shares with respect to which SARs are exercised will be charged against the aggregate amount of common stock available under the Plan.

  Upon exercise of an SAR and surrender of the related option, the Company will pay the holder an amount equivalent to the difference between the Fair Market Value of a share of common stock of the Company on the date of exercise and the exercise price of the stock appreciation right, times the number of shares with respect to which the right is exercised. The amount may be paid in cash, common stock or a combination thereof, subject to the discretion of the Committee.

CONTINUATION OF EMPLOYMENT

  No option or SAR will be exercisable unless the recipient remains in the continuous service of the Company or its subsidiaries for at least six months following the applicable date of grant.

  Upon the date a recipient is no longer in service of the Company for any reason, the recipient's options under the Key Person Program which have not yet become exercisable usually will terminate, while options which have become exercisable usually must be exercised within three months from such date, or one year from such date if the termination of service is a result of retirement, death or total disability. Such periods, however, cannot exceed the expiration dates of the options and are subject to extension, acceleration of ability to exercise or amendment in the discretion of the Committee, all as described in the Plan. SARs have the same termination provisions as the options to which they relate.

ACCELERATION OF AWARDS, CHANGE IN CONTROL, ADJUSTMENTS

  Upon the occurrence of a merger, liquidation, sale of all the assets, or change in control, which constitutes a "Change in Control Event" (as defined in the Plan), each option and each SAR previously granted under the Key Person Program will immediately become exercisable. Such acceleration will automatically occur unless the Committee, prior the Change in Control Event, determines otherwise. The Committee may (subject to the consent of the holder, where required) substitute awards or modify the terms and conditions or an outstanding award, among other changes, to extend the term, accelerate vesting, reduce the price or otherwise preserve or enhance intended benefits, subject to the other limits of the Plan. An option under the Director Award feature will terminate upon an event or transaction which the Company does not survive, provided that the holder has been given a right to exercise the option prior to its termination, or an adjustment to the option (which may include an assumption or substitution) is made as a part of the transaction.

OPTIONS GRANTED

  On May 28, 1996, the Committee granted options, subject to approval of the amendments to the Plan by the shareholders, to Douglas G. McNair and Robert K. Steer, directors of the Company. These options are summarized in the following table. Other options, to persons and with terms not yet determinable, may be granted under the existing and proposed share authorization.

                               NEW PLAN BENEFITS

                                                                     POTENTIAL REALIZABLE
                                                                       VALUE AT ASSUMED
                                                                         ANNUAL RATES
                                                                     OF STOCK APPRECIATION
                                                                      FOR OPTION TERM (1)
                                            EXERCISE OR              ---------------------
                          NUMBER OF SHARES  BASE PRICE   EXPIRATION      5%
   NAME AND POSITION     UNDERLYING OPTIONS   ($/SH)        DATE        ($)      10% ($)
   -----------------     ------------------ ----------- ------------ ---------- ----------
Douglas G. McNair,
 director...............       7,000          14.125    May 28, 2001     27,317     60,364
Robert K. Steer,
 director...............       7,000          14.125    May 28, 2001     27,317     60,364

--------
(1) These columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price for the Company's common stock appreciates at a five and ten percent compound annual rate over the five year term of the options. The five and ten percent rates of stock appreciation are presented as examples pursuant to the proxy rules and do not necessarily reflect management's assessment of the Company's future stock performance.

  On January 24, 1997, the closing price of the Company's common stock on the American Stock Exchange was $11.375.

  One-half the options granted became exercisable six months after the date of grant (subject to approval by the shareholders of the amendments to the plan), and the remainder will be exercisable 18 months after the date of grant. The options are to be treated as non-qualified options. See "Federal Income Tax Consequences" below.

  Other options have been granted under the Plan. See the "Option/SAR Grants in Last Fiscal Year" and Aggregate Option/SAR Exercises in last fiscal year and FY-End Option/SAR Value" tables above.

FEDERAL INCOME TAX CONSEQUENCES

  The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with the general tax principles applicable to the Plan. State and local tax consequences are beyond the scope of this summary.

 Non-Qualified Stock Options

  No taxable income will be realized by an optionee upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of the shares, the participant will realize short-term or long-term capital gain or loss measured by the difference between the fair market value of the shares on the date of exercise and the amount realized upon disposition of the shares. The Company will not be entitled to any further deduction at that time.

 Incentive Stock Options

  An optionee who receives an incentive stock option will not be treated as receiving taxable income upon the grant of the option or upon the exercise of the option. However, any appreciation in share value from the date of grant to the date of exercise will be an item of tax preference in determining liability for the alternative minimum tax. If stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the option or within one year after the date of exercise, any gain or loss resulting from disposition of the stock will be treated as long-term capital gain or loss. If stock acquired upon exercise of an incentive stock option is disposed of prior to the expiration of such holding periods (a "disqualifying disposition"), the optionee will realize ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Any gain in excess of that ordinary income amount generally will be taxed at capital gains rates. However, under a special rule, the ordinary income realized upon a disqualifying disposition will not exceed the amount of the optionee's gain.

  The Company will not be entitled to any deduction as a result of the grant or exercise of an incentive stock option or on a later disposition of the stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

 Stock Appreciation Rights

  At the time of receiving an SAR the participant will not recognize any taxable income. Likewise, the Company will not be entitled to a deduction for the SAR. Upon the exercise of an SAR, the participant will generally recognize ordinary income in an amount equal to the cash and/or fair market value of the shares received. If a participant receives stock, then the amount recognized as ordinary income becomes the participant's tax basis for determining gains or losses (taxable either as short-term or long-term capital gain or loss, depending on whether or not the shares are held for more than one year) on the subsequent sale of such stock. The holding period for such shares commences as of the date ordinary income is recognized. The Company will be entitled to a deduction in the amount and at the time that the participant first recognizes ordinary income.

 Special Rules Governing Persons Subject to Section 16(b)

  Under the federal tax law, special rules may apply to participants in the Plan who are subject to the restrictions on resale of the common stock under
Section 16(b) of the Securities Exchange Act. These rules, which effectively take into account the Section 16(b) restrictions, apply in limited circumstances and may impact the timing and/or amount of income recognized by these persons with respect to certain stock-based awards under the Plan.

 Limitations on Deductibility

  If, as a result of certain changes in control of the Company, a participant's options or SARs become immediately exercisable the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." The additional value will be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the participant's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over such participant's average annual taxable compensation will be subject to a 20 percent non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

  The amount which may be deducted by the Company with respect to compensation paid to the Chief Executive Officer and four other most highly compensated executives at year end is limited to $1,000,000 per tax year for each individual. Notwithstanding the preceding sentence, certain awards under the Plan and certain other compensation paid by the Company may be exempt from the $1,000,000 because of a "performance-based" compensation exception.

AMENDMENT AND TERMINATION

  The Board of Directors or the Committee may at any time suspend, amend or terminate the Plan; provided that, except for certain adjustments made in the event of a change in the outstanding shares of common stock of the company, no amendment or modification may be adopted which would increase the maximum number of shares of stock issuable under the Plan, modify the requirements for participation in the Plan or materially increase the benefits accruing to participants in the Plan without shareholder approval. Amendments to the Plan that are permitted without shareholder approval could increase the costs to the Company of the Plan. The amendment, suspension or termination of the Plan will not alter or impair any rights or obligations under any option or right then outstanding under the Plan without the consent of the holder of such option or right.

TERM OF THE PLAN

  Unless previously terminated by the Company's Board of Directors or the Committee in accordance with the provisions discussed above, the Plan will terminate on November 14, 2003, and no option or right will be granted under it thereafter, but such termination will not affect any option or right then outstanding.

VOTE REQUIRED

  The affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required for approval of the amendments to the 1993 Stock Incentive Plan.

  The Board believes that the Plan is in the best interests of the Company and its shareholders and, accordingly, has approved the Plan. The Board of Directors (Messrs. McNair and Steer abstaining as to their own grants) recommends a vote FOR the approval of the amendments to the 1993 Stock Incentive Plan.

         APPROVAL OF OPTION TO CONVERT DEBT INTO SHARES OF COMMON STOCK

  The Company and Thamesedge Ltd. ("Thamesedge") entered in to a letter agreement dated December 13, 1996, in which the Company has agreed that Thamesedge, subject to approval of the shareholders, has an option to convert $13.5 million of the debt owed to Thamesedge by the Company into shares of the Company's common stock at the rate of $12.375 per share. The conversion price is 110% of the closing price of the Company's common stock on December 11, 1996, $11.25. Thamesedge is a subsidiary of Lonrho Plc, indirect controlling shareholder of the Company. See "Security Ownership of Management and Certain Beneficial Owners of the Company" and "Compensation Committee Interlocks and Insider Participation in Compensation Decisions." The Company is indebted to Thamesedge for approximately $80.1 million as of September 30, 1996. Also in the December 13, 1996 letter agreement, Thamesedge agreed to extend the maturities of all the Company's debts to not earlier than January 1, 1998, and the Company granted to Thamesedge a security interest in all of the shares of the Company's subsidiary, Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"). The portion of the debt that may be converted into common stock is not secured by the pledge of the Hondo Magdalena shares. Prior to the December 13, 1996 letter agreement, approximately $37.0 million of the debts to Thamesedge was due October 1, 1997.

  The option to convert would be exercisable by Thamesedge at any time prior to the present maturity of the debt, January 1, 1998. If the conversion option is not approved by the shareholders, the interest rate on the $13.5 million will revert to 13.5%, the rate of interest on such debt prior to December 17, 1993 under the November 1988 $75,000,000 13.5% Senior Subordinated Note. On December 17, 1993, Thamesedge agreed to reduce the interest rate on the 13.5% Senior Subordinated Note to 6%, the rate at present. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

  If the option to convert is approved, upon exercise of the option the Company will issue shares of common stock, $1.00 par value, that have no preemptive rights to subscribe to any additional securities which the Company may issue. To the extent the option is exercised the Company's indebtedness to Thamesedge will be reduced by $12.375 for each share issued to Thamesedge.

  The proposed option to convert will allow the Company to reduce its indebtedness if and when the option is exercised. Also, the option to convert (subject to the approval of shareholders) was a part of the consideration for the extension of the maturities of the Company's indebtedness to Thamesedge. If the option to convert is approved and Thamesedge exercises the option in total, the Company would issue 1,090,909 shares of authorized but unissued share of common stock. These shares would dilute the current issued and outstanding shares of common stock by 7.9%. Because of its beneficial ownership of common stock, Lonrho Plc controls the Company, and will continue to control the Company if Thamesedge exercises the option to convert. See

"Security Ownership of Management and Certain Beneficial Owners of the Company." If the option to convert is not approved by the shareholders, then the Company will incur additional interest expense of approximately $813,810 through January 1, 1998 because of the increase in the interest rate on the $13.5 million of debt. Under existing agreements, the additional interest may be paid in shares of common stock or added to principal if the Company does not have sufficient cash to pay the interest. See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

  The proposal will be approved if it receives the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. Because the option to convert would be exercisable by a related party, the Company and Thamesedge have agreed to submit the matter to the shareholders for approval. Lonrho Plc has further agreed to cause its subsidiaries, The Hondo Company and Thamesedge to vote at that meeting the shares held by them in proportion to the votes cast by shareholders other than The Hondo Company and Thamesedge. This voting procedure shall apply only to this matter.

                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  The Company engaged Ernst & Young LLP as principal independent public accountants for the audit of the Company's financial statements for the fiscal year ended September 30, 1996. Ernst & Young LLP has acted in this capacity since 1988. From time to time, Ernst & Young LLP also performs consulting work for the Company. The firm has no other relationship with the Company except the existing professional relationships of Certified Public Accountants. The Board of Directors has appointed Ernst & Young LLP to audit the financial statements of the Company for fiscal year 1997. At the Annual Meeting, the shareholders will be asked to approve the appointment.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The proposal will be approved if it receives the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. The Board of Directors recommends that shareholders vote FOR the proposal to approve the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 1997.

                                 OTHER MATTERS

  The Board of Directors knows of no matters which are likely to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy card will vote all proxies given to them in accordance with their best judgment on such matters.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's 1996 Annual Report to Shareholders (the "1996 Annual Report") is enclosed with this Proxy Statement. The information set forth in Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, pages 13--20; Item 8, Financial Statements, pages 21--45; and Item 9, Changes In and Disagreements with Accountants on Accounting and Financial Disclosure, page 45, are hereby incorporated by reference into this Proxy Statement.

                            SOLICITATION OF PROXIES

  Solicitation of proxies is to be conducted primarily by mail, although officers and other employees of the Company, without receiving additional compensation therefor, may also solicit proxies by telephone, telegraph or personal interview. Arrangement may be made with brokerage houses and with the Company's transfer agent, ChaseMellon Shareholder Services, Ridgefield Park, New Jersey, to send notices, proxy statements, proxies and other materials to shareholders. The cost for these services is estimated to be nominal. All costs of soliciting proxies will be borne by the Company.

                                          By Order of the Board of Directors,

                                          C. B. McDaniel
                                          Secretary

February xx, 1997

                                   EXHIBIT A

                            HONDO OIL & GAS COMPANY

                           1993 STOCK INCENTIVE PLAN

I. THE PLAN

 1.1 Purpose.

  The purpose of this Plan is to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company and certain other eligible persons by providing incentives related to equity interests in and the financial performance of the Company. In addition, the purpose of the Plan is to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under
Article VI. Capitalized terms are defined in Article V.

 1.2 Administration and Authorization; Power and Procedure.

  (a) Committee. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.

  (b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

    (i) to determine from among those persons eligible the particular Eligible Employees who will receive any Awards;

    (ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable, or determine that no delayed exercisability is required, and establish the events of termination of such Awards;

    (iii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Eligible Employees);

    (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Eligible Employees under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

    (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 4.6;

    (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards (including, without limitation, in the event of termination of employment, death, a change in control, reorganization or other circumstances deemed appropriate by the Committee) within the maximum five-year term of Awards under Section 1.6; and

    (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

  Notwithstanding the foregoing, the provisions of Article VI relating to Non-Employee Director Awards shall be automatic and, to the maximum extent possible, self-effectuating, and the discretion of the Committee shall not extend to such Awards in any manner that would be impermissible under Rule 16b-3(c)(2).

  (c) Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

  (d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

  (e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

 1.3 Participation.

  Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine, subject to the limitations of Section
1.4. Non-Employee Directors shall not be eligible to receive any Awards except for Non-Qualified Stock Options granted automatically without action of the Committee under the provisions of Article VI.

 1.4 Shares Available for Awards.

  Subject to the provisions of Section 4.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.

  (a) Number of Shares; Individual Limit. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees under this Plan shall not exceed 442,000 shares, and the maximum number of shares of Common Stock that may be delivered under the provisions of
Article VI shall not exceed 45,000 shares, in each case subject to adjustments contemplated by Section 4.2. The maximum number of shares of Common Stock which may be delivered pursuant to Awards granted during any one-year period to any individual Eligible Employee under this Plan shall not exceed 100,000, subject to adjustments contemplated by Section 4.2.

  (b) Calculation of Available Shares and Replenishment. Shares subject to outstanding Awards of derivative securities (as defined in Rule 16a-1(c) under the Exchange Act) shall be reserved for issuance. If any option or other right to acquire shares of Common Stock under an Award shall expire or be canceled or terminated without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan, subject to any applicable limitations under Rule 16b-3. If a Stock Appreciation Right or similar right is exercised, the number of shares of Common Stock to which such exercise relates under the applicable Award shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan and, if applicable, such Award. If the Corporation withholds shares of Common Stock pursuant to Section 4.5, the number of shares that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of
Section 4.5 may in effect not be issued, but the aggregate number of shares issuable with respect to the applicable Award and under the Plan shall be reduced by the number of shares withheld and such shares shall not be available for additional Awards under this Plan.

 1.5 Grant of Awards.

  Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, and the price (if any) to be paid for the shares or the Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

 1.6 Award Period.

  Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but not later than five (5) years after the Award Date.

 1.7 Limitations on Exercise and Vesting of Awards.

  (a) Provisions for Exercise. No Award shall be exercisable until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award, unless the Committee otherwise provides.

  (b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Eligible Employee, together with any required payment made in accordance with Section 2.2.

  (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Employees that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

 1.8 Acceptance of Notes to Finance Exercise.

  The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Employee in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

    (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

    (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five (5) years.

    (c) The note shall provide for full recourse to the Eligible Employee and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

    (d) If the employment of the Eligible Employee terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Eligible Employee to incur liability under
  Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Eligible Employee subsequent to such termination.

    (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

    (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

 1.9 No Transferability.

  Awards may be exercised only by, and amounts payable or shares issuable pursuant to an Award shall be paid only to (or registered only in the name of), the Eligible Employee or, if the Eligible Employee has died, the Eligible Employee's Beneficiary or, if the Participant has suffered a Disability, the Eligible Employee's Personal Representative, if any, or if there is none, the Eligible Employee, or (to the extent, if any, permitted by applicable law and Rule 16b-3) to a third party pursuant to such conditions and procedures as the Committee may establish in the Award Agreement or by amendment thereto. Other than by will or the laws of descent and distribution or pursuant such other exceptions to transfer restrictions under Rule 16b-3 and applicable law as may hereafter be so authorized (and, in the case of an Incentive Stock Option, consistent therewith), no right or benefit under this Plan or any Award shall be transferable by the Eligible Employee or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation) and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver any cash or shares of Common Stock issuable on exercise of an Award in accordance with the provisions of this Plan. The designation of a Beneficiary hereunder shall not constitute a transfer for these purposes. The restrictions set forth herein shall not apply to shares actually issued on exercise of Awards, except as to the extent required by Section 4.4 or by the Committee in the Award Agreement.

II. OPTIONS.

 2.1 Grants.

  One or more Options may be granted under this Article to any Eligible Employee. Each Option granted may be either an Option intended to be an Incentive Stock Option, or not so intended, and such intent shall be indicated in the applicable Award Agreement.

 2.2 Option Price.

  (a) Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but shall not be less than 100% (110% in the case of an

Incentive Stock Option granted to an Eligible Employee who owns or is deemed to own under Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Corporation) of the Fair Market Value of the Common Stock on the date of grant.

  (b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Eligible Employee consistent with the requirements of Section 1.8; (iv) by notice and third party payment in such manner as may be authorized by the Committee; or (v) by the delivery of shares of Common Stock of the Corporation already owned by the Eligible Employee, provided, however, that the Committee may in its absolute discretion limit the Eligible Employee's ability to exercise an Award by delivering such shares. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

 2.3 Limitations on Grant and Terms of Incentive Stock Options.

  (a) $100,000 Limit. To the extent that the aggregate "fair market value" of stock with respect to which incentive stock options first become exercisable by a Eligible Employee in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options shall be treated as non-qualified stock options. For this purpose, the "fair market value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

  (b) Option Period. Each Option and all rights thereunder shall expire no later than five (5) years after the Award Date.

  (c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

 2.4 Option Repricing/Cancellation and Regrant/ Waiver of Restrictions.

  Subject to Section 1.4 and Section 4.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Employee any adjustment in the exercise or purchase price, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period. Notwithstanding the preceding sentence, if the exercise or purchase price of an Award is reduced by amendment, such price shall not be less than the Fair Market Value of the shares subject to the Award on the date of such amendment.

III. LIMITED STOCK APPRECIATION RIGHTS.

 3.1 Grants.

  In its discretion, the Committee may grant Stock Appreciation Rights to any Eligible Employee either concurrently with the grant of an Option or in respect of an outstanding Option, in whole or in part. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the Eligible Employee otherwise agrees.

 3.2 Exercise of Stock Appreciation Rights.

  (a) Exercisability. The exercisability provisions of a Stock Appreciation Right shall be subject to Section 3.4. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right shall be exercisable at such time or times, and to the extent, that the related Option shall be exercisable.

  (b) Effect on Available Shares. In the event that a Stock Appreciation Right is exercised, the number of shares of Common Stock subject to a related Option shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Eligible Employee shall also be reduced by such number of shares.

 3.3 Payment.

  (a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of any related Award, the Eligible Employee shall be entitled to receive payment of an amount determined by multiplying

    (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

    (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

  (b) Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3.

 3.4 Limited Stock Appreciation Rights.

  Stock Appreciation Rights shall be exercisable only upon or in respect of one or more specified event, (including but not limited to a change in control), shall relate to or operate in tandem with or substitution for Options, may be payable in cash or in shares of equivalent value on the date of exercise, and shall be exercisable only at a specified time or during a specified period not more than six months and 10 days before, after or including such event.

IV. OTHER PROVISIONS.

 4.1 Rights of Eligible Employees and Beneficiaries.

  (a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

  (b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

  (c) Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Eligible Employee, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Eligible Employee, Beneficiary or other person. To the extent that an Eligible Employee, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

 4.2 Adjustments; Acceleration.

  (a) Adjustments. If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or there shall occur any other like corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (c)the grant, purchase, or exercise price of any or all outstanding Awards, (d) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (2) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the corporation upon or in respect of such event; provided, however, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate Section 424(a) of the Code or any successor provisions thereto.

  (b) Acceleration of Awards Upon Change in Control. As to any Eligible Employee, unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Awards or determines that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event each Option and Stock Appreciation Right shall become immediately exercisable; provided, however, that in no event shall any Award be accelerated as to any Section 16 Person to a date less than six months after the Award Date of such Award. The Committee may override the limitations on acceleration in this Section 4.2(b) by express provision in the Award Agreement and may accord any Eligible Employee a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

  (c) Possible Early Termination of Accelerated Awards. If any Option or other right to acquire Common Stock under this Plan (other than under Article VI) has been fully accelerated as permitted by Section 4.2(b) but is not exercised prior to (i) a dissolution of the Corporation, or (ii) a reorganization event described in Section 4.2(a) that the Corporation does not survive, or (iii) the consummation of reorganization event described in Section 4.2(a) that results in a Change of Control approved by the Board, and no provision has been made for the survival, substitution, exchange or other settlement of such Option or right, such Option or right shall thereupon terminate.

 4.3 Effect of Termination of Employment.

  The Committee shall establish in respect of each Award granted to an Eligible Employee the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

 4.4 Compliance with Laws.

  This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

 4.5 Tax Withholding.

  (a) Cash or Shares. Upon any exercise or payment of any Award, the Company shall have the right at its option to (i) require the Eligible Employee (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may grant (either at the time of the Award or thereafter) to the Eligible Employee the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

  (b) Tax Loans. The Company may, in its discretion, authorize a loan to an Eligible Employee in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law may establish and such loan need not comply with the provisions of Section 1.8.

 4.6 Plan Amendment, Termination and Suspension.

  (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

  (b) Shareholder Approval. If any amendment would (i) materially increase the benefits accruing to Eligible Employees under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under Section 425 of the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

  (c) Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Employees that the Committee in the prior exercise of its discretion has imposed, without the consent of an Eligible Employee, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Eligible Employee, his or her rights and benefits under an Award.

  (d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Eligible Employee, affect in any manner materially adverse to the Participant any rights or benefits of the Eligible Employee or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by
Section 4.2 shall not be deemed to constitute changes or amendments for purposes of this Section 4.6.

 4.7 Privileges of Stock Ownership.

  Except as otherwise expressly authorized by the Committee or this Plan, an Eligible Employee shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholders for which a record date is prior to such date of delivery.

 4.8 Effective Date of the Plan.

  This Plan shall be effective as of November 15, 1993, the date of Board approval, subject to shareholder approval within 12 months thereafter.

 4.9 Term of the Plan.

  No Award shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

 4.10 Governing Law/Construction/Severability.

  (a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Corporation.

  (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

  (c) Plan Construction. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict.

 4.11 Captions.

  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

 4.12 Effect of Change of Subsidiary Status.

  For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary a termination of employment shall be deemed to have occurred with respect to each employee of such Subsidiary who does not continue as an employee of another entity within the Company.

 4.13 Non-Exclusivity of Plan.

  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

V. DEFINITIONS.

 5.1 Definitions.

  (a) "Award" shall mean an award of any Option or Stock Appreciation Right, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

  (b) "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

  (c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award or, in the case of Awards under Article VI, the applicable dates set forth therein.

  (d) "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

  (e) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

  (f) "Board" shall mean the Board of Directors of the Corporation.

  (g) "Change in Control Event" shall mean any of the following:

    (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

    (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by shareholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization but taking into consideration securities of the other parties to such reorganization held by such record holders);

    (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary; or

    (4) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than a person having beneficial ownership of the securities of the Corporation at the time of adoption of this Plan or an affiliate of such person, or any successor, heir, descendent or related party of or to any of them) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation.

  (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  (i) "Commission" shall mean the Securities and Exchange Commission.

  (j) "Committee" shall mean the entire Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two directors or such greater number of directors as may be required under Rule 16b-3 or applicable law, each of whom, during such time as one or more Eligible Employees may be subject to Section 16 of the Exchange Act, shall unless the Board otherwise provides be Disinterested.

  (k) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4.2 of this Plan.

  (l) "Company" shall mean, collectively, the Corporation and its Subsidiaries.

  (m) "Corporation" shall mean Hondo Oil & Gas Company, a Delaware corporation, and its successors.

  (n) "Disinterested" shall mean disinterested within the meaning of any applicable regulatory requirements, including Rule 16b-3, and (unless applicable provisions or interpretations thereof are revised) shall include only persons who are not eligible for discretionary awards under this Plan or any other plan of the Company or its affiliates under which equity securities of the Company might be received.

  (o) "Eligible Employee" shall mean an officer (whether or not a director) or key executive, administrative, managerial, production, marketing or sales employee of the Company, or any Other Eligible Person; provided that in no event shall any person administering any discretionary plan of Lonrho Plc or any of its subsidiaries under which equity securities are awarded or granted be selected as an Other Eligible Person.

  (p) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  (r) "Fair Market Value" shall mean (i)if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii)if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii)if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or
(iv)if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

  (s) "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

  (t) "Non-qualified Stock Option" shall mean an Option that is designated as a Non-qualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a non-qualified stock option under this Plan and not an incentive stock option under the Code.

  (u) "Non-Employee Director" shall mean a member of the Board of Directors of the Corporation who is not (i) a current or former officer or employee of the Company or (ii) a director, associate director, officer or employee of any holder directly or indirectly of more than 10 percent of the Common Stock of the Corporation or any affiliate of such holder, other than the Corporation.

  (v) "Option" shall mean an option to purchase Common Stock under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Non-qualified Stock Option or an Incentive Stock Option. Options granted under
Article VI shall be Non-qualified Stock Options.

  (w) "Other Eligible Person" shall mean (i) any director who is not a member of the Committee, or (ii) any other person (including a significant agent or consultant) who performs substantial services for the Company of a nature similar to those performed by key employees and who would not compromise the Corporation's ability to register the shares on Form S-8 and who is selected to participate in this Plan by the Committee from time to time; provided that in no event shall any person administering any discretionary plan of Lonrho Plc or any of its subsidiaries under which equity securities are awarded or granted be selected as an Other Eligible Person.

  (x) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of an Eligible Employee, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Eligible Employee.

  (y) "Plan" shall mean this 1993 Stock Incentive Plan.

  (z) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time but subject to any applicable transition rules.

  (aa) "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

  (bb) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

  (cc) "Stock Appreciation Right" shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock that is authorized under this Plan.

  (dd) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

  (ee) "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and (except in the case of a Non-Employee Director) such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

VI. NON-EMPLOYEE DIRECTOR OPTIONS.

 6.1 Participation.

  Awards under this Article VI shall be made only to Non-Employee Directors.

 6.2 Option Grants.

  (a) Time of Award. Persons who are Non-Employee Directors in office on November 15, 1993 shall be granted, subject to approval of this Plan by the shareholders of the Corporation, without further corporate action an Option to purchase 15,000 shares of Common Stock at $7.50 per share, subject to adjustment as set forth in the form of Award Agreement attached hereto as Exhibit A. After November 15, 1993 and subject to the approval of this Plan by the shareholders of the Corporation, if any person who is not then an officer or employee of the Company shall become an eligible Non-Employee Director of the Corporation, there shall be granted automatically to such person (without any action by the Board or Committee) a Non-qualified Stock Option (the Award Date of which shall be the date such person takes office) to purchase 15,000 shares of Common Stock.

  (b) Maximum Number of Awards. A Non-Employee Director shall not receive more than one Non-qualified Stock Option under this Section 6.2.

 6.3 Option Price.

  The purchase price per share of the Common Stock covered by each Option granted after November 15, 1993 pursuant to Section 6.2 hereof shall be 100 percent of the Fair Market Value of the Common Stock on the Award Date.

 6.4 Option Period and Exercisability.

  Each Option granted under this Article VI and all rights or obligations thereunder shall commence on the Award Date and expire five years thereafter and shall be subject to earlier termination as provided below. Each Option granted under Section 6.2 shall become exercisable in two equal installments commencing six months and eighteen months after the Award Date. Each person granted an option hereunder shall exercise and deliver to the Corporation an agreement in such form, duly completed by an officer of the Corporation.

 6.5 Other Option Terms.

  Other terms, conditions, and provisions of the Options granted pursuant to
Section 6.2 hereof are set forth in the form of Non-Employee Director Award Agreement which is attached hereto as Exhibit A and incorporated herein by this reference.

 6.6 Limitation on Amendments.

  The provisions of this Article VI shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Code or the rules thereunder), unless such amendment would be consistent with the provisions of Rule 16b-3(c)(2)(ii) (or any successor provision).

                                                                       EXHIBIT A

                            HONDO OIL & GAS COMPANY

                              NONEMPLOYEE DIRECTOR
                      NONQUALIFIED STOCK OPTION AGREEMENT

  THIS AGREEMENT dated as of the    day of       199 , between Hondo Oil & Gas
Company, a Delaware corporation (the "Corporation"), and        (the
"Director").

                              W I T N E S S E T H

  WHEREAS, the Corporation has granted to the Director effective as of the
day of       , 199  (the "Award Date") a nonqualified stock option to purchase all or any part of 15,000 authorized but unissued or treasury shares of Common Stock, $1.00 par value, of the Corporation upon the terms and conditions set forth herein and under the terms of Article VI of the Hondo Oil & Gas Company 1993 Stock Incentive Plan (the "Plan").

  NOW, THEREFORE, in consideration of services rendered and to be rendered by the Director, the parties agree as follows:

  1. Grant of Option. This Agreement evidences the Corporation's grant to the Director of the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of 15,000 shares of the Common Stock at the price of $ per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement, prior to the close of business on the day before the fifth anniversary of the Award Date (the "Expiration Date"). Such price is not less than the fair market value of the Common Stock as of the Award Date.

  2. Exercisability of Option. The Option shall become exercisable in installments as to 50% of the aggregate number of shares set forth in Section 1
hereof (subject to adjustment) on and after    , 199 /1/ (Insert date which is
6 months after Award Date) and as to the remaining 50% of such aggregate number
of shares (subject to adjustment) on       , 199 /2/ (Insert date which is 18
months after Award Date) To such extent the Option may be exercised, in whole or in part, from time to time, until its expiration or earlier termination.

  To the extent the Director does not in any period purchase all or any part of the shares to which the Director is entitled, the Director has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 100 shares may be purchased at any one time, unless the number purchased is the total number at the time available for purchase under the Option.

--------
1. (Insert date which is 6 months after Award Date)
2. (Insert date which is 18 months after Award Date)

  3. Method of Exercise of Option. The Option shall be exercisable by the delivery to the Corporation of a written notice stating the number of shares to be purchased pursuant to the Option and accompanied by payment made

    (a) in cash or by check payable to the order of the Corporation;

    (b) by exchange of Common Stock of the Corporation, then having been owned by the Director for at least six months, having a then fair market value (as determined by the Board) equal to such purchase price; or

    (c) in any combination of the consideration permitted by the foregoing subsections;

subject to such further limitations, rules and procedures as the Committee may from time to time establish as to any non-cash payment by persons exercising options.

  4. No Service Commitment. Nothing contained in this Agreement (or in any other documents related to this Agreement) shall confer upon Director any right to continue to serve as a director of the Corporation nor shall interfere in any way with any right of the Corporation to terminate the Director's service as a director, with or without cause. Nothing contained in this Agreement shall influence the construction or interpretation of the Corporation's Articles of Incorporation or Bylaws regarding service on the Board.

  5. Effect of Termination of Service. If the Director dies or becomes disabled while serving as a director, the Option shall immediately become and shall remain fully exercisable for twelve (12) months after the date the Director becomes disabled or dies or until the expiration of the stated term of this Option, whichever first occurs, and shall thereafter terminate. If the Director's services as a member of the Board terminate for any other reason, then any portion of this Option which is not then exercisable shall terminate and any portion of this Option which is then exercisable may be exercised for three (3) months after the date of such termination (provided that if the Director dies or becomes disabled during such period, then such period shall be extended an additional twelve (12) months) or until the expiration of the stated term, whichever first occurs, and shall thereafter terminate.

  6. Termination of Option Under Certain Events. The Option to the extent not previously exercised shall terminate upon an event or transaction which the Corporation does not survive provided that (1) the Director shall have at least ten (10) days advance notice of any such termination, and the Director shall have had the right prior to or simultaneously with the consummation of the event or other transaction to exercise this Option, or (2) the Board (or the terms of such transaction) shall have provided for and the stockholders shall have approved an adjustment pursuant to the provisions of Section 8 below of the securities or other property deliverable upon exercise of the Option, to the extent then exercisable in accordance with the terms hereof or by acceleration similarly approved.

  7. Non-Transferability of Option. This Option may be exercised only by, and shares issuable pursuant to this Option shall be paid only to the Director or, if the Director has died, the Director's beneficiary or, if the Director has suffered a disability, the Director's personal representative, if any, or if there is none, the Director or (to the extent permitted by applicable law and Rule 16b-3 under the Securities and Exchange Act of 1934) to a third party pursuant to such conditions and procedures as the Board of Directors of the Corporation may establish. Other than by will or the laws of descent and distribution or pursuant to an exception (by rule or interpretation) to transfer restrictions under Rule 16b-3, no right or benefit under this Option shall be transferrable by the Director or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void. The Director's designation of a beneficiary shall not constitute a transfer for these purposes.

  8. Adjustments. If there shall occur any extraordinary distribution in respect of the Common Stock (whether in the form of Common Stock, other securities, or other property), or any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, or exchange of Common Stock or other securities of the Corporation, or a sale of substantially all of the assets of the Corporation as an entirety, then the Board shall, in such manner and to such extent (if any) as may be appropriate and equitable (1) proportionately adjust any or all of
(a) the number, amount and type of shares of Common Stock subject to this Option, (b) the vesting provisions of this Option, and (c) the exercise price of this Option, or (2) in the case of an extraordinary distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a substitution or exchange of this Option or for a change in the Common Stock deliverable upon exercise of this Option, based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, that (i) such adjustment and the Board's actions in respect thereof are based on objective criteria and (ii) such adjustment is consistent with adjustments to comparable options (if any) held by persons other than directors of the Corporation.

  9. Compliance with Laws. This Option and the issuance and delivery of shares of Common Stock pursuant this Option are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal tax and securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Option shall be subject to such restrictions, and the Director shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure such compliance.

  10. Modification or Cancellation. Any modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless in writing and signed by both parties.

  11. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office, to the attention of the Corporate Secretary and to the Director at the address given beneath the Director's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

  12. Director not a Shareholder. Neither the Director nor any other person entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Corporation as to any shares of Common Stock not actually issued and delivered to him prior to delivery of the exercise price and satisfaction of all other conditions precedent to the due exercise of the Option and delivery of shares.

  13. Effect of Award Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Corporation except to the extent the Board determines otherwise.

  14. Laws Applicable to Construction. The Option has been granted, executed and delivered as of the day and year first above written, and the interpretation, performance and enforcement of the Option and this Agreement shall be governed by the laws of the State of Delaware.

  15. Stockholder Approval. Notwithstanding anything else contained herein to the contrary, this Agreement and the Option granted hereunder are subject to stockholder approval in accordance with the Corporation's By-Laws and applicable law.

  16. Plan. The Option is subject to, and the Director agrees to be bound by, all of the terms and conditions of the provisions of Articles I, IV, V and VI of the Plan. The Director acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference.

  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Optionee has hereunto set his hand.

                                          HONDO OIL & GAS COMPANY
                                          (a Delaware corporation)

                                          By __________________________________

                                          Title _______________________________

                                          DIRECTOR

                                          _____________________________________
                                                        (Signature)

                                          _____________________________________
                                                        (Print Name)

                                          _____________________________________
                                                         (Address)

                                          _____________________________________
                                                    (City, State, Zip Code)

                               CONSENT OF SPOUSE

  In consideration of the execution of the foregoing Nonqualified Stock Option
Agreement by Hondo Oil & Gas Company, I,                , the spouse of the
Director herein named, do hereby join with my spouse in executing the foregoing Nonqualified Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof.

DATED:       , 19  .                      _____________________________________
                                                      Signature of Spouse

                                   APPENDIX

THE FOLLOWING INFORMATION IS INCORPORATED BY REFERENCE IN THE PRECEDING PROXY STATEMENT IN ACCORDANCE WITH ITEM 13(b)(2) OF SCHEDULE 14A AND IS PROVIDED IN ELECTRONIC FORMAT IN ACCORDANCE WITH NOTE D.4 OF SCHEDULE 14A.

       Item 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


       GENERAL DISCUSSION

       Hondo Oil & Gas Company is an independent oil and gas company focusing on international oil and gas exploration and development. The Company's domestic exploration and production assets were sold in 1992 and substantially all of its refining and marketing assets were disposed of in 1993. Today, the Company's principal asset is its interest in the Opon Association Contract (the "Opon Contract"), an exploration concession for an area in the Middle Magdalena Valley of Colombia, South America. Significant reserves of natural gas and condensate were shown to exist in the Opon Contract area by two discovery wells drilled during 1994 and 1995. In accordance with the terms of the Opon Contract, Empresa Colombiana de Petroleos ("Ecopetrol") declared a portion of the area as commercial in May 1996. A pipeline and related facilities to deliver natural gas and condensate to a market is under construction. A new well, Opon No. 6, is being drilled to confirm additional gas resources north of the commercial area. As further described below, the Company will require additional financing to continue development of the Opon project.

       CAUTIONARY STATEMENTS

       The Company believes that this report contains certain forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements containing the words "believes," "anticipates," "estimates," "expects," "may" and words of similar import, or statements of management's opinion. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following:

       Substantial Reliance On Single Investment. The Company's success currently is dependent on its investment in the Opon project in Colombia, South America. The Company has no operating assets which are presently generating cash to fund its operating and capital requirements. At September 30, 1996 the Company had a deficiency in net assets of $80.9 million. See Note 1 to the Consolidated Financial Statements in Item 8.

       Role Of Ecopetrol. Ecopetrol is a quasi-governmental corporate organization wholly-owned by the Colombian government. See International Operations in Item 1. At present, the price of natural gas is set by law enacted by the legislature of Colombia in 1983. The regulated price of natural gas could be changed in the future by governmental action. The participation of Ecopetrol, a government-owned company, in the Opon project as a producer and as a purchaser, and the power of the government of Colombia to set the price of natural gas creates the potential for a conflict of interest in Ecopetrol and/or the government. If such a conflict of interest materializes, the economic value of the Company's interest in the Opon project could be diminished.

       Marketing Of Natural Gas. The Company must secure additional markets and sales contracts for natural gas in Colombia in order to increase production and cash flow from the Opon project. This will depend on the continued development of markets for, and an infrastructure for the delivery of natural gas in Colombia. Also, competition from other producers of natural gas may adversely affect the amount of the market for natural gas the Company may secure. See International Operations and Competitive Factors in Item 1.

       Foreign Operations. Operations in Colombia are subject to the risks inherent in foreign operations. See International Operations in Item 1.

       Risks Of Oil And Gas Exploration. Inherent to the oil and gas industry is the risk that future wells will not find hydrocarbons where existing wells and engineering and geological data indicate hydrocarbons should be found. Further, existing wells can deplete at rates faster than those anticipated, potentially causing revisions to reserve estimates and increasing costs due to replacement wells. Operations in the Opon project are also subject to operating risks associated with the exploration for, and production of oil and gas. See International Operations in Item 1.

       Laws And Regulations. The Company may be adversely affected by new laws or regulations in the United States or Colombia affecting its operations and/or environmental compliance, or by existing laws and regulations. See Other Factors Affecting the Company's Business in Item 1.

       Limited Capital. The Company has no source of current income from its operations. The Company's principal asset, its investment in the Opon project, does not currently provide any income and will require additional capital for exploitation. See Liquidity and Capital Resources, below, and Note 1 to the Consolidated Financial Statements in
       Item 8.

       Losses From Operations. The Company experienced losses of $11,056,000, $11,906,000 and $12,657,000 for the years ended September 30, 1994, 1995 and 1996, respectively. As discussed above under Limited Capital, because the Company's principal asset does not currently provide any income and requires additional capital for exploitation, the Company anticipates continued losses through fiscal 1998. See Results of Operations, below.

       Continuation Of American Stock Exchange Listing. Because of losses in prior years and negative shareholders' equity, the Company does not fully meet all of the guidelines of the American Stock Exchange for continued listing of its shares. See Market for Registrant's Common Equity and Related Stockholder Matters in Item 5.

       Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

       Opon Exploration
       ----------------

       Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), a wholly-owned subsidiary, became involved in the Opon Contract through a farmout agreement with Opon Development Company ("ODC") in 1991. During 1991, 1992 and 1993, Hondo Magdalena and ODC drilled four shallow oil wells to the Mugrosa formation, one of which was a dry hole, and one deep gas well to the La Paz formation. These efforts met with limited success. In August 1993, Hondo Magdalena and ODC entered into a Farmout Agreement under which Amoco Colombia Petroleum Company ("Amoco Colombia") earned a 60% participating interest in the Opon Contract. To earn the interest, Amoco Colombia paid $3.0 million in cash in 1993 and paid all of the costs related to drilling the Opon No. 3 well in 1994. In addition, Amoco Colombia paid Hondo Magdalena $5.0 million in October 1994 and paid all but $2.0 million of Hondo Magdalena's costs for drilling the Opon No. 4 well in 1995.

       The Opon No. 3 well, completed in September 1994, was drilled to a depth of 12,710 feet at a total cost of approximately $30.0 million. The well tested at a daily rate of 45 million cubic feet of natural gas and 2,000 barrels of condensate. Downhole restrictions prevented the well from testing at higher rates. The Opon No. 4 well, completed in September 1995, was drilled to a depth of 11,500 feet at a total cost of approximately $28.5 million. The well tested at a daily rate of 58 million cubic feet of natural gas and 1,900 barrels of condensate.
       These two wells have confirmed the existence of a significant natural gas field.

       The Company has for the first time attributed proved reserves to the discovery described above. See Note 3 to the Consolidated Financial Statements in Item 8 and Supplementary Information About Oil and Gas Producing Activities and Reserves (Unaudited) following the Consolidated Financial Statements in Item 8. The rules concerning reporting of proved reserves require that the hydrocarbons be recoverable under existing economic and operating conditions. The quantum of proved reserves reported is limited to the volumes that the Company has reasonable certainty will be sold under existing and pending sales arrangements.

       Presently, Amoco Colombia, Hondo Magdalena and ODC have interests in the Opon Contract (outside the commercial area described below) of approximately 60%, 30.9% and 9.1%, respectively. As provided in the Opon Contract, upon the designation of an area or field as commercial, Ecopetrol acquires a 50% interest in such area or field and will reimburse the associate parties for 50% of the direct exploration costs for each commercial discovery from its share of production. An application for commerciality was submitted by Amoco Colombia in February 1996. On May 8, 1996, Ecopetrol approved a commercial field of approximately 2,500 acres around the Opon No. 3 and No. 4 wells. The interests in the commercial field are approximately: Ecopetrol, 50%, Amoco Colombia, 30%, Hondo Magdalena, 15.4%, and ODC, 4.6%. The commercial field is substantially smaller than that requested by Amoco Colombia. The commercial field may be enlarged by future drilling and/or additional technical information. Ecopetrol will not pay for its share of expenditures to enlarge the commercial field until the new areas are proven and declared commercial. Ecopetrol will participate in further development costs of the existing commercial field. As described below, Ecopetrol has agreed to reimburse in cash certain costs related to the construction of pipeline and wellhead facilities incurred before commerciality was declared.

       The Opon Contract provides that at the end of the exploration period, if a field capable of producing hydrocarbons in commercial quantities has been discovered, the Opon Contract area will be reduced by 50%. Two years thereafter, the Opon Contract area will be further reduced to 25% of the original area. Two years thereafter, the Opon Contract area will be reduced to the area of the commercial field that is in production or development, plus a reserve zone of five kilometers in width around the productive limit of such field. The commercial field plus the zone surrounding such field will become the area of exploitation. The associate parties designate the acreage to be released. Additional wells will be required to enlarge the commercial area and to increase the size of the area of exploitation.

       The first acreage relinquishment of 50% was completed during 1996. The Opon Contract area now covers 25,021.5 hectares (61,828 acres). The Company believes that the first relinquishment did not cause the loss of significant exploration opportunities. Drilling of additional wells and further assessment of geological and geophysical information will be necessary to evaluate the effects of further acreage reductions.

       The next well on the Opon Contract area, the Opon No. 6 well, commenced drilling on October 24, 1996. This well is slightly more than 1 kilometer north of the Opon No. 3 well and is outside the presently designated commercial area. Hondo Magdalena will pay 30.9% of the costs of this well estimated at $23.7 million. This well is intended to confirm the existence of the La Paz reservoir in this area. Contingent upon the results of the Opon No. 6 well, the next well will be either
       (i) the Opon No. 14 well, located south of the commercial area, to confirm the existence of the La Paz reservoir in that area or (ii) the Opon No. 5 well, located within the commercial area to support sales commitments.

       Hondo Magdalena, ODC, Amoco Colombia and Ecopetrol executed a Memorandum of Understanding ("MOU") in July 1995 for the construction of a pipeline and wellhead facilities (which were not contemplated in the Opon Contract) and the sale of natural gas from the Opon Contract area. The MOU provides that the parties will construct a 16 inch pipeline approximately 88 kilometers in length from the Opon Contract area north to Ecopetrol's gas processing plant at El Centro, and from there to Ecopetrol's refinery at Barrancabermeja. The pipeline will have a capacity of 120 million cubic feet per day and is estimated to cost $40.6 million. Under the MOU, Hondo Magdalena, ODC and Amoco Colombia each pay their respective share of the costs incurred prior to July 1, 1995, up to a maximum of 10% of the total pipeline costs. Ecopetrol will pay cash for its share of pipeline costs incurred after July 1, 1995; the remainder of Ecopetrol's share of costs (those incurred prior to July 1, 1995) will be recovered out of production. The investment in pipeline costs will be recovered through a pipeline tariff. In the MOU, Ecopetrol agreed to construct improvements at its El Centro gas processing plant to handle incremental production from the Opon Contract area. Ecopetrol will recover its investment through a gas processing fee. The parties agreed in the MOU to negotiate contracts necessary to carry out the agreements made in the MOU. Ecopetrol agreed to fund 80% of its share of wellhead facilities (total estimated cost of $23.5 million) in cash with 20% to be recovered subsequently from production.

       After new regulations were adopted in late 1995 by the Comision de Regulacion de Energia y Gas (Commission for the Regulation of Energy and Gas, "CREG"), an agency of the Ministry of Mines and Energy of the Colombian government, the parties began to renegotiate certain terms of the MOU. The regulations set a ceiling price for natural gas and a maximum rate of return of 12.0% (after Colombian taxes, except for a 14% Remittance Tax on foreign exchange returned to the United States) for pipeline tariffs. The ceiling price has been interpreted to include costs or fees for the processing of natural gas, thus processing costs cannot be passed on to the buyer as contemplated in the MOU. Ecopetrol was unwilling to provide the terms outlined in the MOU related to the buyer's payment of gas processing fees and the 13.2% rate of return (after Colombian taxes) included in the pipeline tariff because of these new regulations.

       Three contracts, covering the sale of natural gas, the sale of condensate and natural gas liquids, and the processing of the gas stream are complete and have been signed by all parties. Management believes that the new contracts achieve an arrangement that is an economic equivalent to the terms of the MOU and comply with the new CREG regulations. The three contracts provide for: (i) the sale of 100 million cubic feet of natural gas per day for the life of the Opon Contract at the regulated price determined semi-annually by a formula based upon the average price received by Ecopetrol for exported fuel oil during the prior two six-month periods (currently US$1.20 per million British Thermal Units); (ii) the sale of condensate and natural gas liquids at market-related and market-indexed prices; and (iii) the processing of the gas stream at Ecopetrol's El Centro gas processing plant for a fee of $0.20 per thousand cubic feet of gas. Amoco Colombia has received a letter from Ecopetrol dated December 16, 1996, stating that the three contracts previously signed are effective and enforceable without the need for the completion and signing of a fourth contract. Ecopetrol's letter confirmed that because the pipeline being built to transport gas is owned by the parties who own the gas, a transportation agreement will not be necessary. The Company had previously reported that a fourth contract, covering the transportation of the gas and liquids was required for all of the contracts to become effective.

       Negotiations are continuing for another contract for the sale of up to 60 million cubic feet of natural gas per day. The gas will be used as fuel to generate electricity in a power generation plant to be built near the Opon field.

       Preliminary work for the pipeline began in late 1994 and construction began in July 1996. Completion of the pipeline is estimated to occur in March 1997. Construction of wellsite facilities began in August 1996; completion is estimated to occur in March 1997. Ecopetrol has begun the improvements to the El Centro gas plant; completion is estimated to occur in the summer of 1997. Production will commence when all of these construction projects are completed, estimated to occur in the summer of 1997. The estimates of the completion dates of the three projects are subject to delays due to weather, labor interruptions, guerrilla activity, unanticipated shortages of materials or equipment and other causes beyond the control of the associate parties.

       Amoco Colombia submitted a budget to Hondo Magdalena and ODC for calendar 1996 in April 1996. Hondo Magdalena approved capital expenditures for wells and the pipeline projects, and certain other expenditures, but did not approve the proposed overhead. Similarly, Amoco Colombia submitted a budget for calendar 1997 on November 5, 1996, and Hondo Magdalena approved capital expenditures for wells and the pipeline projects, and certain other expenditures, but did not approve the proposed overhead. As of this date, no final budget has been approved for calendar years 1996 and 1997. The parties continue to try to resolve the dispute about overhead. Hondo Magdalena has paid invoices from Amoco Colombia, including disputed overhead and has charged the full overhead amount to expense. It is management's opinion that the Company is not obligated to pay for overhead unless charged pursuant to an approved budget; however the Company has paid Amoco Colombia's invoices, under protest and subject to audit, in the hope of resolving the dispute about overhead. If the dispute cannot be resolved, the joint operating agreement among Amoco Colombia, Hondo Magdalena and ODC provides for arbitration of disputes.


       Corporate Activities
       --------------------

       In fiscal 1996, the Company continued to maintain general and administrative expenses at the lowest levels prudent to maintain its business. The Company moved its principal offices to Houston, Texas in March 1996 to facilitate its relationships with Amoco Colombia, the international oil and gas community in general, and travel to Colombia.

       On December 20, 1995, Lonrho Plc and Robert O. Anderson and his family entered into a Revised Settlement Agreement under which the parties reallocated their ownership in The Hondo Company, the Company's controlling shareholder. Lonrho Plc now owns or controls 76.6% of The Hondo Company, has an option to acquire the remaining 23.4% of The Hondo Company in three years for 1.1 million shares of the Company's common stock owned by The Hondo Company, and controls the Company. Robert O. Anderson and his family have informed Lonrho Plc that they will exercise their call for 300,000 of the shares in January 1997 in exchange for approximately 6.4% of The Hondo Company.


       Discontinued Operations
       -----------------------

       The Company began an effort to sell its refining and marketing assets in April 1991. On October 1, 1993 the Company completed a transaction for the sale of its Fletcher refinery and asphalt terminal in Hilo, Hawaii. The Company received net proceeds of $1.1 million in 1994. Further proceeds from the sale of certain components of the refinery equipment have not been realized and the Company wrote off the related receivable in 1996. The Company completed disposal of the remaining minor portions of the refining and marketing assets during 1994.

       In the agreement for the sale of the Fletcher refinery, the Company indemnified the buyer as to liabilities in excess of $0.3 million for certain federal and state excise taxes arising from periods prior to the sale. Fletcher notified the Company in July 1994 that an audit for California Motor Vehicle Fuels Tax was underway and a preliminary review by then Fletcher employees indicated that a significant liability might exist. The Company retained a consultant to evaluate the contingent liability. In September 1994, the Company accrued $1.4 million as a result of the consultant's evaluation. An additional $0.7 million was accrued in September 1995, primarily because of increases in the estimated amounts of penalties and interest which will be due. The State of California issued a preliminary report in June 1996 which concludes taxes and penalties of $10.8 million are due as a result of the audit. However, no final audit report or assessment has been issued and the Company does not believe the preliminary report is accurate. The buyer has notified the Company that it claims indemnity in this matter. The Company has provided its consultant to Fletcher to assist in disputing the preliminary report. The Company believes the liability accrued is sufficient to provide for the amount that will ultimately be paid based on the information available. The State of California's audit is still in process and could result in a liability different from that accrued when concluded.

       The Company owns in fee simple approximately 11 acres of undeveloped land located in eastern Los Angeles County. An option to a developer on the Via Verde tract expired on August 18, 1996 and will be extended until December 1997 at an option price of $3.1 million. The renegotiated option agreement will allow the Company the right to be released from the current agreement should there be a potential sale of the parcel to a ready and willing buyer.

       In 1993, the Company suspended a development plan for the Valley Gateway property, a former refinery site, due to the Company's limited cash resources and poor market conditions in California. The Company listed the Valley Gateway property with a broker for $5.0 million and recorded additional loss provisions of $4.3 million and $1.4 million for its discontinued real estate operations during 1995 and 1994, respectively. In September 1996, the Company revised its estimate of the realizable value of the Valley Gateway property to zero, resulting in an additional loss provision of $0.9 million and making the carrying value a liability of $0.3 million (due to accruals for future carrying costs). Management believes it can dispose of the property and any associated liabilities for an insignificant price and little or no additional cost. See Note 12 to the Consolidated Financial Statements in Item 8.


       Other
       -----

       Because of continuing losses and decreases in shareholders' equity, the Company does not fully meet all of the guidelines of the American Stock Exchange for continued listing of its shares. See Item 5, Market For Registrant's Equity and Related Shareholder Matters. Management has kept the Exchange fully informed regarding the Company's present status and future plans. Although the Company does not or may not meet all of the guidelines, to date, the American Stock Exchange has chosen to allow the Company's shares to remain listed. However, no assurances can be given that the Company's shares will remain listed on the Exchange in the future.

       The Company is subject to various federal, state and local environmental laws and regulations. As is the case with other companies engaged in oil and gas exploration, production and refining, the Company faces exposure from actual or potential claims and lawsuits involving environmental matters. These matters may involve alleged soil and water contamination and air pollution. Future environmental related expenditures cannot be reasonably quantified in many circumstances due to the conjectural nature of remediation and clean-up cost estimates and methods, the imprecise and conflicting data regarding the characteristics of various types of waste, the number of other potentially responsible parties involved and changing environmental laws and interpretations. Management believes the reduced scope of the Company's operations following the sale of the Company's domestic oil and gas properties and the Fletcher refinery have significantly reduced the Company's potential exposure to environmental liability. The Company will continue to closely monitor and administer its compliance with environmental matters. See Other Factors Affecting the Company's Business in Item 1.


       RESULTS OF OPERATIONS

       Results of operations for the year ended September 30, 1996 amounted to a loss of $12.7 million, or 93 cents per share, of which $11.4 million arose from continuing operations and $1.3 million resulted from discontinued operations. The Company reported a net loss of $11.9 million, or 90 cents per share, for the year ended September 30, 1995. The 1995 loss included discontinued loss provisions of $5.0 million and a loss of $6.9 million from continuing operations. In 1994, the Company reported a net loss of $11.0 million, or 85 cents per share, which included losses from discontinued operations of $3.0 million and a loss of $8.0 million from continuing operations.

       As described previously, the Company is in transition from a domestic oil and gas operation to a foreign oil and gas operation. The historical results of continuing operations contain many non-recurring transactions. As a result, they are not comparable and are a poor indicator of the Company's future operating results. Management expects losses from continuing operations to continue through fiscal 1998.


       1996 vs 1995
       ------------

       The Company's share of expenses from the Opon operation was borne solely by Amoco Colombia during 1995 and 1994 while the Opon Nos. 3 and 4 wells were being drilled. The increases in operating expenses, overhead - Colombian operations and exploration costs of $0.1 million, $2.5 million and $1.6 million, respectively, for the year ended September 30, 1996 as compared to the year ended September 30, 1995, all arise from the Company assuming its share of these costs in 1996.

       Management has the following expectations for 1997 results of operations: revenue and related operating costs and depreciation, depletion and amortization will increase significantly in conjunction with the commencement of production in the summer of 1997; overhead - Colombian operations should not vary significantly from 1996; exploration expenses should decline to a negligible amount as the 1996 seismic data acquisition program is complete and no further activity is presently planned.

       The increase in interest expense of $0.3 million between the years arises primarily from Colombian costs financed with the Funding Agreement described in Liquidity and Capital Resources below. Management expects interest expense to continue to increase in 1997 as additional costs are financed with the Funding Agreement.


       1995 vs 1994
       ------------

       The decreases in operating revenues, other income, operating costs and loss on sale of assets all arise primarily from non-recurring transactions recorded in 1994.

       The decrease in general and administrative expense of $0.6 million between the years arises primarily from reductions in the number of employees and insurance costs. Exploration costs had no significant activity in 1994 but reflect the beginning of a seismic data acquisition program in 1995.


       Discontinued Operations
       -----------------------

       The Company implemented disposal accounting for its refining and marketing and real estate segments during 1991. In 1996, the Company recorded loss provisions of $0.4 million and $0.9 million for its refining and marketing and real estate segments, respectively, as described previously. Loss provisions of $0.7 million for the refining and marketing segment and $4.3 million for the real estate segment were recorded in 1995. Loss provisions for 1994 amounted to $2.0 million and $1.4 million for refining and marketing and real estate, respectively.

       Operating losses from discontinued operations of $0.1 million, $0.4 million, and $0.4 million for 1996, 1995, and 1994, respectively, were charged against loss provisions established in earlier periods.

       LIQUIDITY AND CAPITAL RESOURCES

       During fiscal 1996, cash inflows of $1.8 million, and $0.2 million arose from borrowings from Lonrho Plc under existing loan agreements, and issuance of common stock as a result of the exercise of stock options, respectively. The Company utilized cash of $2.1 million and $0.2 million to finance continuing and discontinued operations, respectively, $0.9 million for capital expenditures, and made scheduled debt repayments of $0.2 million. At September 30, 1996, the Company had cash balances of $0.4 million.

       In December 1993, the Company restructured the terms of its debts to Lonrho Plc. The revised terms included reduction of interest rates to a fixed rate of 6% and provisions allowing the Company to offer payment of future interest in shares of its common stock, and allowing Lonrho Plc to either accept such payment in kind or add the amount of the interest due to principal. The ability to pay interest in kind or capitalize interest allows the Company to service its debt while cash resources are scarce.

       The Company obtained an additional facility loan of $13.5 million in a Revolving Credit Agreement dated as of June 28, 1996, between the Company and Thamesedge, Ltd., a subsidiary of Lonrho Plc. The facility is to be used for Hondo Magdalena's requirements for the Opon project and for general corporate expenses. The interest rate is 13%, due semiannually; as provided in other debts to Thamesedge and described above, the Company may make payment of interest in shares of its common stock. The first draw on this facility of $4.0 million occurred in October 1996.

       In December 1996, the Company obtained extensions of the maturity of its debts to Lonrho Plc. The maturity of all loans from Lonrho Plc was extended from not earlier than October 1, 1997 to not earlier than January 1, 1998. As consideration for the extensions and certain other financial undertakings, the Company has granted to Lonrho a security interest in all of the shares of Hondo Magdalena and agreed to give Lonrho an option to convert $13.5 million of existing loans with an interest rate of 6% (see Note 5 to the Consolidated Financial Statements in Item 8) into the Company's common stock. The debt will be convertible at Lonrho's option at any time prior to maturity (January 1, 1998) at a rate of $12.375 per share. The portion of the debt that may be converted into common stock will not be secured by the pledge of the Hondo Magdalena shares. The option to convert the debt into common stock will be subject to the approval of the Company's shareholders at the 1997 annual meeting. If the conversion option is not approved by the shareholders, the interest rate on the $13.5 million will revert to 13.5%, the rate of interest on such debt prior to the December 1993 restructuring.

       On May 5, 1995, Hondo Magdalena, ODC and Amoco Colombia entered into a Funding Agreement for Tier I Development Project costs (the "Funding Agreement") for the interim financing of costs associated with the construction of a pipeline from the Opon Contract area (see Note 6 to the Consolidated Financial Statements in Item 8 and General Discussion, Opon Exploration, above) and certain other costs related to the Opon Contract. The Funding Agreement became effective on July 26, 1995 with the execution of the MOU. Hondo Magdalena may finance its share of the costs (including overhead) for the pipeline and an approved geological and geophysical work program for up to 365 days after the date that production from the Opon Contract area begins. The Funding Agreement provides that Hondo Magdalena may repay the amounts financed from prior to the date of first production until 365 days thereafter, along with an equity premium computed on a 22% annualized interest rate. The equity premium will be computed monthly on Hondo Magdalena's share of expenditures (including any amounts to be later recouped from Ecopetrol after commerciality). Alternatively, from the date of first production until 90 days thereafter, Hondo Magdalena may elect to repay 125% of its share (excluding any amounts to be later recouped from Ecopetrol after commerciality) of the total costs accumulated up to the date of repayment. If the financed amounts are not repaid within 365 days after the date of first production, an additional penalty of 100% of the amount then due would be recovered out of Hondo Magdalena's revenues. Hondo Magdalena's revenues from production of the first 80 million cubic feet of natural gas and corresponding condensate and natural gas liquids are pledged to secure its obligations under the Funding Agreement. See
       Note 6 to the Consolidated Financial Statements in Item 8.

       Based upon the Company's budget and current information, management believes existing cash, available facilities and commitments, and the interim Funding Agreement will be sufficient to finance the Company's known obligations (the pipeline and related facilities, drilling of the Opon No. 6 well, overhead obligations unrelated to capital projects and other business activities) during fiscal 1997. However, management believes the Company will need additional cash to participate in the drilling of additional wells in Colombia, or to participate in other capital projects which may be proposed in Colombia. In addition, funds are required to retire the Funding Agreement since a significant portion of the anticipated cash flow is dedicated to servicing the Funding Agreement. There is a financial incentive to prepay the Funding Agreement within 90 days after production begins. If the Company becomes obligated for the drilling of an additional well, or other capital projects, the Company has the option to not participate in some or all of the capital projects. In management's view, use of this election would be a last resort to preserve the Company's existing interest in the Opon Contract area because substantial penalties would be incurred by not participating.

       Cash from operations are not expected to be a source of funds until the Opon Project begins commercial production, estimated in summer 1997. Management is reviewing several options for raising funds including sale of the Company's 15.4 % interest in the pipeline. Management continues to pursue discussions with a number of financial institutions regarding debt or equity financing of the Company's future obligations
       for the Opon project but has received no commitments.   While the
       Company will continue to seek permanent financing in the near-term, there can be no assurance that the Opon Project will be successfully developed or that additional debt or equity funds will become available.

Item 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


                          HONDO OIL & GAS COMPANY

                     CONSOLIDATED FINANCIAL STATEMENTS

                             SEPTEMBER 30, 1996



                       INDEX TO FINANCIAL STATEMENTS


  Report of Independent Auditors


  Financial Statements:
    Consolidated Balance Sheets as of
      September 30, 1996 and 1995

    Consolidated Statements of Operations for the years ended
      September 30, 1996, 1995 and 1994

    Consolidated Statements of Shareholders' Equity (Deficit) for the years ended September 30, 1996, 1995 and 1994

    Consolidated Statements of Cash Flows for the years ended
      September 30, 1996, 1995 and 1994

    Notes to Consolidated Financial Statements


  Supplementary Information about Oil and Gas Producing Activities and Reserves (Unaudited)

<AUDIT-REPORT>

                       REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Hondo Oil & Gas Company


We have audited the accompanying consolidated balance sheets of Hondo Oil & Gas Company as of September 30, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the three years in the period ended September 30, 1996. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hondo Oil & Gas Company at September 30, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                      /s/ ERNST & YOUNG LLP



Denver, Colorado
November 19, 1996,
except for Note 5 as to which the date is December 17, 1996


</AUDIT-REPORT>

                          HONDO OIL & GAS COMPANY
                        CONSOLIDATED BALANCE SHEETS
                  (In Thousands Except Share Information)


                                                        September 30,
                                                      1996         1995
                                                   -----------  -----------
ASSETS
Current assets:
  Cash and cash equivalents                              $374       $1,771
  Accounts receivable, net of allowances
    of $332 and $399, respectively                        317          440
  Prepaid expenses and other                               79            7
                                                   -----------  -----------
    Total current assets                                  770        2,218

Properties, net (Note 3)                               21,248       12,777
Net assets of discontinued operations (Note 12)         2,202        2,978
Other assets                                              320          425
                                                   -----------  -----------
                                                      $24,540      $18,398
                                                   ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                     $2,849         $355
  Current portion of long-term debt (Note 5)              738          235
  Accrued expenses and other (Note 4)                   2,292        2,705
                                                   -----------  -----------
    Total current liabilities                           5,879        3,295

Long-term debt, including $80,109 and
  $78,284, respectively, payable to a
  related party (Note 5)                               83,334       82,213
Funding agreement (Note 6)                             11,513        1,148
Other liabilities, including $2,411 and
  $2,367, respectively, payable to a
  related party (Note 7)                                4,705        5,106
                                                   -----------  -----------
                                                      105,431       91,762

Contingent liabilities (Notes 8 and 12)

Shareholders' equity (deficit) (Notes 5 and 9):
  Preferred stock                                          --           --
  Common stock, $1 par value, 30,000,000 shares
    authorized; shares issued and outstanding:
    13,776,194 and 13,423,378, respectively            13,776       13,423
  Additional paid-in capital                           53,581       48,804
  Accumulated deficit                                (148,248)    (135,591)
                                                   -----------  -----------
                                                      (80,891)     (73,364)
                                                   -----------  -----------
                                                      $24,540      $18,398
                                                   ===========  ===========



The accompanying notes are an integral part of these financial statements.

                                 HONDO OIL & GAS COMPANY
                          CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands Except Share and Per Share Data)


                                                            For the years ended
                                                   -------------------------------------
                                                               September 30,
                                                      1996         1995         1994
                                                   -----------  -----------  -----------
REVENUES
Sales and operating revenue                                $2          $23         $369
Other income                                              110           23          359
                                                   -----------  -----------  -----------
                                                          112           46          728
                                                   -----------  -----------  -----------

COSTS AND EXPENSES
Operating costs                                           169           47          668
Depreciation, depletion, and amortization                 156          266          220
Overhead, Colombian operations                          2,576          119           --
General and administrative                              1,779        1,608        2,210
Exploration costs                                       1,769          169            2
Interest on indebtedness including $4,786,
  $4,659 and $4,604, respectively, to a
  related party (Note 5)                                5,009        4,680        4,605
Loss on sale of assets                                      6           --        1,240
                                                   -----------  -----------  -----------
                                                       11,464        6,889        8,945
                                                   -----------  -----------  -----------
Loss from continuing operations
  before income taxes                                 (11,352)      (6,843)      (8,217)
Income tax expense (benefit) (Note 10)                      5          113         (199)
                                                   -----------  -----------  -----------
Loss from continuing operations                       (11,357)      (6,956)      (8,018)

Loss from discontinued operations (Note 12)            (1,300)      (4,950)      (3,038)
                                                   -----------  -----------  -----------
Net Loss                                             $(12,657)    $(11,906)    $(11,056)
                                                   ===========  ===========  ===========

Loss per share:
  Continuing operations                                $(0.83)      $(0.53)      $(0.62)
  Discontinued operations                               (0.10)       (0.37)       (0.23)
                                                   -----------  -----------  -----------
  Net loss per share                                   $(0.93)      $(0.90)      $(0.85)
                                                   ===========  ===========  ===========

Weighted average common shares outstanding         13,672,722   13,171,049   13,009,174

The accompanying notes are an integral part of these financial statements.

                                       HONDO OIL & GAS COMPANY
                      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                 (In Thousands Except Common Shares)


                                                         Common Stock                      Retained
                                                   ------------------------  Additional    Earnings
                                                                               Paid-In   (Accumulated
                                                     Shares       Amount       Capital     Deficit)
                                                   -----------  -----------  -----------  -----------
Balance at October 1, 1993                         13,006,892      $13,007      $43,807    $(112,629)

  Exercise of stock options (Note 9)                   25,384           25          165           --
  Net loss                                                 --           --           --      (11,056)
                                                   -----------  -----------  -----------  -----------
Balance at September 30, 1994                      13,032,276       13,032       43,972     (123,685)

  Purchase of interest in Opon Association
    Contract with common stock (Note 3)                44,438           44          845           --
  Payment of interest with common stock (Note 5)      189,080          189        2,104           --
  Exercise of stock options (Note 9)                  157,584          158        1,883           --
  Net loss                                                 --           --           --      (11,906)
                                                   -----------  -----------  -----------  -----------
Balance at September 30, 1995                      13,423,378       13,423       48,804     (135,591)

  Payment of interest with common stock (Note 5)      319,316          319        4,423           --
  Exercise of stock options (Note 9)                   33,500           34          354           --
  Net loss                                                 --           --           --      (12,657)
                                                   -----------  -----------  -----------  -----------
Balance at September 30, 1996                      13,776,194      $13,776      $53,581    $(148,248)
                                                   ===========  ===========  ===========  ===========


The accompanying notes are an integral part of these financial statements.

                                       HONDO OIL & GAS COMPANY
                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                            (In Thousands)


                                                                         For the years ended
                                                                -------------------------------------
                                                                            September 30,
                                                                   1996         1995         1994
                                                                -----------  -----------  -----------
Cash flows from operating activities:
  Pretax loss from continuing operations                          $(11,352)     $(6,843)     $(8,217)
  Adjustments to reconcile pretax loss from continuing
    operations to net cash used by continuing operations:
    Depreciation, depletion and amortization                           156          266          220
    Loss on sale of assets                                               6           --        1,240
    Capitalized interest                                              (180)          --           --
    Accrued interest added to long-term debt                            34        2,385        2,250
    Accrued interest paid with common stock                          4,742        2,292           --
    Changes in operating assets and liabilities:
      Decrease (increase) in:
        Accounts receivable                                             10          199        1,735
        Inventory                                                       --           --          770
        Prepaid expenses and other                                     (72)          26          132
        Other assets                                                   (12)        (201)         121
      Increase (decrease) in:
        Accounts payable                                             1,189          159       (1,675)
        Accrued expenses and other                                      --          123         (577)
        Funding agreement                                            3,361          275           --
        Other liabilities                                                2         (357)       2,968
                                                                -----------  -----------  -----------
      Net cash used by continuing operations                        (2,116)      (1,676)      (1,033)
      Net cash used by discontinued operations                        (210)        (473)        (511)
                                                                -----------  -----------  -----------
      Net cash used by operating activities                         (2,326)      (2,149)      (1,544)
                                                                -----------  -----------  -----------
Cash flows from investing activities:
  Sale of assets                                                         1        4,804        1,971
  Capital expenditures                                                (913)      (2,021)        (897)
                                                                -----------  -----------  -----------
      Net cash provided (used) by investing activities                (912)       2,783        1,074
                                                                -----------  -----------  -----------
Cash flows from financing activities:
  Proceeds from long-term borrowings                                 1,825        3,175        1,000
  Principal payments on long-term debt                                (235)      (5,220)        (180)
  Issuance of stock                                                    251        2,041          190
                                                                -----------  -----------  -----------
      Net cash provided (used) by financing activities               1,841           (4)       1,010
                                                                -----------  -----------  -----------

Net increase (decrease) in cash and cash equivalents                (1,397)         630          540

Cash and cash equivalents at the beginning of the year               1,771        1,141          601
                                                                -----------  -----------  -----------
Cash and cash equivalents at the end of the year                      $374       $1,771       $1,141
                                                                ===========  ===========  ===========

Refer to Notes 3 and 6 for descriptions of non-cash transactions.

The accompanying notes are an integral part of these financial statements.

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1996

                     (All Dollar Amounts in Thousands)


1)  Nature of Business
    ------------------

    Hondo Oil & Gas Company ("Hondo Oil" or "the Company") is an independent oil and gas exploration and development company. The Hondo Company owns 70.9% of Hondo Oil & Gas Company. Lonrho Plc ("Lonrho"), a publicly-traded English company and the Company's primary lender, controls The Hondo Company and owns an additional 5.7% of the Company through another wholly-owned subsidiary. In total, Lonrho controls 76.6% of the Company's outstanding shares.

    During 1991 the Company adopted plans of disposal for its refining and marketing and real estate operations. Substantially all of the refining and marketing assets were sold in 1993. Following the sale of substantially all of its domestic oil and gas properties in 1992, the Company's sole continuing business activity is exploitation of an oil and gas concession in Colombia, South America.

    The Company's wholly-owned subsidiary, Hondo Magdalena Oil & Gas Limited ("Hondo Magdalena"), became involved in the Opon Association Contract (the "Opon Contract") in Colombia in 1991. Amoco Colombia Petroleum Company ("Amoco Colombia") earned an interest in the Opon Contract through a Farmout Agreement executed in 1993. Amoco Colombia, Hondo Magdalena, and Opon Development Company presently have working interests of approximately 60%, 31%, and 9%, respectively. The Colombian national oil company, Ecopetrol, has the right to acquire 50% of the Opon Contract when commerciality is declared and will reimburse the associate parties (out of future production) for 50% of the direct exploration costs. Ecopetrol has agreed to include certain costs related primarily to construction of a pipeline and wellsite facilities in the commercial area, and to pay cash for its share of those costs. Commerciality was declared for a portion of the Contract area in May 1996 and Ecopetrol reimbursed the associate parties for its share of the above described costs in September 1996 (See Note 6). Subsequent to the declaration of commerciality, the Company's share of costs for activities within the commercial area is approximately 15%.

    Amoco Colombia was obligated by the 1993 Farmout Agreement to fund all but $2,000 of Hondo Magdalena's share of drilling and related costs during the drilling of two exploration wells and to make certain payments to Hondo Magdalena. Amoco Colombia spent approximately $56,500 to drill the first two exploratory natural gas wells in 1994 and 1995. The combined results of production tests of these wells indicate they will produce at a daily rate of 103 million cubic feet of natural gas and 3,900 barrels of condensate. The Company was able to attribute proved reserves to this discovery as of September 30, 1996 following completion of negotiations for sales of the discovered hydrocarbons. As more fully described in Note 6, Amoco Colombia agreed to finance the Company's share of costs to build a natural gas pipeline, construct wellhead facilities, and acquire seismic data, including related overhead. Acquisition of the seismic data was completed during fiscal 1996, the pipeline and related wellhead facilities are under construction, and the drilling of a third well has begun. The third well is located in the non-commercial portion of the concession, therefore, Ecopetrol will not pay a share of the drilling costs.

                          HONDO OIL & GAS COMPANY
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             September 30, 1996

                     (All Dollar Amounts in Thousands)


1)  Nature of Business (continued)
    ------------------------------

    The Company has no operating assets which are presently generating cash to fund its operating and capital expenditure requirements. Additionally, at September 30, 1996 the Company had a deficiency in net assets. Based upon the Company's budget and current information, management believes existing cash, available facilities and commitments, and the interim Funding Agreement (see Note 6) will be sufficient to finance the Company's known obligations (the pipeline and related facilities, drilling of the third exploratory well, overhead obligations unrelated to capital projects and other business activities) during fiscal 1997. The Company will require significant additional funding for the continued development of the Opon Contract area subsequent to fiscal 1997. The Company has the option to not participate in some or all of the Opon capital projects which may be proposed in the future if it does not have sufficient funds. However, substantial penalties would be incurred by not participating.

    The Company's cash resources are presently limited to cash on hand and advances under a line of credit from Lonrho Plc (See Note 5). Cash from operations is not expected to be a source of funds until revenues from the Colombian concession commence. Management estimates its available cash resources are sufficient to meet its cash needs for the next fiscal year assuming no material adverse changes to present plans occur. Management believes that permanent financing may not be forthcoming until production commences, presently estimated to be the summer of 1997. Obtaining permanent financing for development of the Company's Opon project is vital to the Company's ability to successfully exploit this concession in the future. There can be no assurance that the Opon Project will be successfully developed or that additional debt or equity funds will become available.

2)  Summary of Significant Accounting Policies
    ------------------------------------------

    (a)  Basis of Consolidation and Presentation
         ---------------------------------------

    The consolidated financial statements of Hondo Oil include the accounts of all subsidiaries, all of which are wholly owned. All significant intercompany transactions have been eliminated.

    In 1991, the Company adopted plans of disposal for its refining and marketing and its real estate segments, respectively. Accordingly, the results of operations and the net assets of the discontinued segments have been reclassified to discontinued operations for all periods presented. Assets of discontinued operations are recorded at the lower of cost or net realizable value. On October 1, 1993, the Company completed the sale of substantially all of its refining and marketing assets. Refer to Note 12.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


2)  Summary of Significant Accounting Policies (continued)

    (b) Cash Equivalents

    Cash equivalents represent highly liquid investments with original maturities of three months or less.

    (c) Oil and Gas Properties

    Oil and gas properties are accounted for using the successful efforts method. Under this method, property acquisition costs are capitalized when incurred. Exploratory geological and geophysical costs and general and administrative costs, including salaries, are expensed as incurred. The Company capitalizes interest expense for individual capital projects requiring more than three months for completion and costing more than $1,000. The costs of drilling exploratory wells are capitalized pending determination of whether the wells have found proved reserves. If proved reserves are not discovered, such dry hole costs are expensed. All developmental drilling costs, including intangible drilling and equipment costs incurred on unsuccessful wells, are capitalized.

    Acquisition costs of unproved properties which are considered to be individually significant are periodically assessed for impairment on a property-by-property basis. Individually insignificant properties are assessed for impairment as a group. Any decline in value is included in the statement of operations in exploration costs.

    Intangible drilling and development costs and tangible equipment are depleted by the units-of-production method using proved developed reserves on a field basis. Leasehold costs are also depleted on a field basis using total proved reserves. Estimates of proved reserves are based upon reports of independent petroleum engineers.

    (d) Other Fixed Assets

    Other fixed assets are recorded at historical cost and are depreciated by the straight-line method using useful lives of 7 to 10 years.

    (e) Earnings Per Share

    Net income per share amounts are computed using the weighted average number of common shares and dilutive common equivalent shares outstanding. The effect of common stock equivalents is not included for periods with losses. Fully diluted per share amounts are the same as primary per share amounts, and accordingly, are not presented.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)



2)  Summary of Significant Accounting Policies (continued)

    (f) Income Taxes

    The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting For Income Taxes". Under Statement 109, the liability method is used in accounting for income taxes. Deferred tax assets and liabilities are determined based on reversals of differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted effective tax rates and laws that will be in effect when the differences are expected to reverse.

    Investment tax credits are accounted for by the flow-through method which recognizes related benefits in the year realized.

    (g) Loan Fees

    Capitalized loan fees pertaining to long-term loans are included in other assets. The loan fees are stated at cost and are amortized by the straight-line method, which approximates the level yield method, over the life of the related loan.

    (h) Foreign Currency Translation

    The Company's Colombian business is conducted in a highly inflationary economic environment. Accordingly, the financial statements of the Company's foreign subsidiary are remeasured as if the functional currency were the U.S. dollar using historical exchange rates. Exchange gains and losses, which have been immaterial to date, are included in operating costs.

    (i) Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, particularly in regard to discontinued operations, that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    (j) Fair Value of Financial Instruments

    SFAS Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosures of fair value information about financial instruments for which it is practicable to estimate that value. The Company's financial instruments include: cash and cash equivalents, receivables, accounts payable, long-term debt, the Funding Agreement, and certain other long-term liabilities. Disclosures of fair values determined in accordance with SFAS No. 107 are included in Notes 5, 6, and 7. The Company believes that the recorded values approximate fair values for financial instruments for which no separate disclosure of fair value is made.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


2)  Summary of Significant Accounting Policies (continued)

    (k) New Accounting Standards

    The Financial Accounting Standards Board has recently issued two standards applicable to the Company. Statement of Financial Accounting Standard ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, was implemented for the year ended September 30, 1995 and did not have a material impact on the Company's financial statements. SFAS No. 123, Accounting and Disclosure of Stock-Based Compensation, gives companies the option to either follow fair value accounting or to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), and related interpretations. The Company has elected to continue to follow APB No. 25 for future stock options and stock-based awards.

    (l) Reclassifications

    Certain reclassifications have been made to the prior years' amounts to make them comparable to the fiscal 1996 presentation. These additional changes had no impact on previously reported results of operations or shareholders' equity (deficit).


3)  Properties

    Properties, at cost, consist of the following:

                                                        September 30,
                                                      1996         1995
                                                   -------      -------

    Oil and gas properties (Colombia):
      Proved, undeveloped                          $11,803      $    --
      Accumulated depletion, depreciation
        and amortization                                --           --
                                                   -------      -------
                                                    11,803           --
                                                   -------      -------
    Other properties - Colombia:
      Wellsite facilities (a)                        2,039           70
      Pipelines (a)                                  5,398          803
      Drilling in progress                           1,858       11,775
    Other properties - domestic
      Other fixed assets                               311          279
      Accumulated depreciation                        (161)        (150)
                                                   -------      -------

                                                   $21,248      $12,777
                                                   =======      =======

    (a) Under construction.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


3)  Properties (continued)

    The balance of drilling in progress includes non-cash increases of $2,112 which were accrued in accounts payable as of September 30, 1996. The balances of wellsite facilities and pipelines include non-cash increases of $7,968 and $816 for 1996 and 1995, respectively, which were charged to the Funding Agreement (Note 6). The balances of drilling in progress, wellsite facilities and pipelines include a non-cash decrease of $2,916 for 1996 pertaining to amounts due from Ecopetrol under the commerciality declaration (See Note 1), of which $2,629 had been collected and applied to the Funding Agreement as of September 30, 1996. The balance of $287 was retained by Ecopetrol subject to completion of an audit and is included in accounts receivable as of September 30, 1996.

    Total costs incurred (both capitalized and expensed) in Colombia for oil and gas producing activities were:

                                                   For the years ended
                                                      September 30,

                                                  1996     1995     1994
                                                ------   ------   ------

    Property acquisition costs (a)              $   38   $  889   $   --
                                                ------   ------   ------
    Exploration costs                           $3,731   $  169   $2,068
                                                ======   ======   ======
    Development costs                           $2,558   $  190   $   --
                                                ======   ======   ======

    (a) In September 1995, the Company acquired an additional 0.88875% interest in the Opon Contract by the issuance of 44,438 shares of its common stock.


4)  Accrued expenses

    Accrued expenses consist of the following:

                                                    September 30,

                                                  1996         1995
                                                ------       ------

    Refining and marketing costs (Note 12)      $2,028       $2,114
    Drilling costs                                  --          190
    Other                                          264          401
                                                ------       ------
                                                $2,292       $2,705
                                                ======       ======

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


5)  Long-Term Debt

    Long-term debt consists of the following:
                                                        September 30,
                                                      1996         1995
                                                   -------       ------
    Notes payable to Lonrho Plc (a),(b):
      Note A (c)                                   $ 3,277      $ 3,277
      Note B (c)                                     4,271        4,271
      Note C (d)                                    36,361       36,361
      Note D (d)                                    31,200       31,200
      Note E (e)                                     5,000        3,175
      Note F (f)                                        --           --
    Pollution Control Revenue Bonds (g)              2,475        2,710
    Industrial Development Revenue Bonds (g)         1,000        1,000
    Other                                              488          454
                                                   -------      -------
                                                    84,072       82,448
    Less current maturities                           (738)        (235)
                                                   -------      -------
                                                   $83,334      $82,213
                                                   =======      =======

    Maturities are as follows for the years ending September 30:

      1997                                         $   738
      1998                                          56,155
      1999                                          19,969
      2000                                           1,804
      2001                                           1,824
      Thereafter                                     3,582
                                                   -------
                                                   $84,072
                                                   =======

    Hondo Oil paid interest of $234, $248 and $260 for the years ended September 30, 1996, 1995 and 1994, respectively. In accordance with the provisions of SFAS No. 107, the Company has estimated the fair value of its long-term debt to be $76,743 as of September 30, 1996 using a discount rate of 13%.

    (a) In December 1996, the Company and Lonrho agreed to defer commencement of principal amortization for each of the six loans. The maturity terms noted below reflect the revisions. As consideration for the extensions and certain other financial undertakings, the Company has granted to Lonrho a security interest in all of the shares of Hondo Magdalena and agreed to give Lonrho an option to convert $13,500 of Note C into the Company's common stock. The debt will be convertible at Lonrho's option at any time prior to maturity at a rate of $12.375 per share. The portion of the debt that may be converted into common stock will not be secured by the pledge of the Hondo Magdalena shares. The option to convert the debt into common stock will be subject to shareholder approval at the Company's 1997 annual meeting. If the conversion option is not approved by the shareholders, the interest rate on the $13,500 will revert to 13.5%, the rate of interest on such debt prior to the 1993 restructuring.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)

5)  Long-Term Debt (continued)

    (b) The following terms apply to each of the first five notes: (1) Interest is payable semiannually at a rate of 6%. (2) If management determines sufficient cash is not available to pay interest, management may offer to issue the Company's unregistered stock valued at the American Stock Exchange closing price on the interest due date as payment in kind. Lonrho may choose to either add the accrued interest to the balance of the debt outstanding or accept the payment in kind. The Company has an obligation to register any shares issued in connection with the above if so requested by Lonrho. (3) Accrued interest of $2,411, $2,354, $2,250 and $6,005 has been added to the outstanding debt as of October 1, 1996, October 1, 1994, April 1, 1994 and September 30, 1993, respectively. Accrued interest of $2,375, $2,367 and $2,293 has been paid by the issuance of 197,944, 121,372 and 189,080 shares, respectively, of the Company's common stock for amounts due on April 1, 1996, October 1, 1995 and April 1, 1995, respectively. (4) As consideration for past deferrals of interest and principal payments due under the terms of the first four notes, the Company has granted Lonrho Plc a 5% share of the Company's net profits, as defined, under the Opon Contract. Following repayment of these notes, Lonrho's entitlement will be reduced by half. (5) Net proceeds from asset sales are to be applied to the reduction of Notes C and D.

    (c) Notes A and B are secured by the Company's real estate included in discontinued operations. Absent repayment in full as a result of the sale of the securing real estate, principal amortization in ten equal semiannual installments will commence January 1, 1998. Note A is secured by the Company's Via Verde Bluffs real estate. Note B is secured by the Company's Valley Gateway real estate.

    (d) Notes C and D are secured by the Company's Valley Gateway real estate. Notes C and D are due January 1, 1998. Notes C and D are subordinated to the Company's other indebtedness existing at September 30, 1996.

    (e) In October 1994, the Company received $4,800, net of withholding taxes, from Amoco Colombia under the terms of the Farmout Agreement (See Note 1). Also in October 1994, the Company paid $5,000 to Lonrho Plc to reduce the balance of Note D and the related interest expense. At the same time, Lonrho Plc made available $5,000 in the form of a new facility loan to be drawn as needed by the Company. The Company drew $3,175 of this facility loan during 1995 and the remaining $1,825 during 1996.

    (f) On June 28, 1996, Lonrho Plc agreed to provide the Company an additional facility loan of $13,500 at a rate of 13%, payable semiannually. The provisions for payment of interest with the Company's common shares described in (b) above apply to this loan. The loan is due January 1, 1998 and is secured by free cash flow, as defined, from Hondo Magdalena's operations. The Company made its first draw on this facility in October 1996 in the amount of $4,000.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


5)  Long-Term Debt (continued)

    (g) Both issues of these tax-exempt bonds were issued under the authority of the California Pollution Control Financing Authority. The Pollution Control Revenue bonds bear interest at an average rate of 6.14%, payable semiannually, and mature serially through November 1, 2003. The Industrial Development Revenue Bonds bear interest at a rate of 7.5%, payable semiannually, and mature September 1, 2011.
        Both bond issues are collateralized by certain refinery facilities and equipment located at Valley Gateway and the Fletcher refinery. The collateral at the Fletcher refinery is leased to the buyer for a nominal annual fee. The trustee of the bonds was notified of changes to the collateral in 1993 and the trustee has not taken any action to declare a breach of covenant or a default. The Company routinely communicates with the Trustee and has received no indication that the Trustee is contemplating any such action.

    According to the terms of the various credit agreements, the Company is restricted in its ability to: (a) incur additional debt; and (b) pay dividends on and/or redeem capital stock.


6)  Funding Agreement

    Effective July 26, 1995, Hondo Magdalena, Amoco Colombia, and Opon Development Company entered into a Funding Agreement for Tier I Development Project costs (the "Funding Agreement") for the interim financing of costs associated with the construction of a pipeline from the Opon Contract area, certain wellsite facilities, a geological and geophysical work program, and for related overheads. The Funding Agreement provides that Hondo Magdalena may repay the amounts financed by Amoco Colombia from prior to the date of first production until 365 days thereafter, along with an equity premium computed using a 22% annualized interest rate. The equity premium will be computed monthly on Hondo Magdalena's share of expenditures (including any amounts to be recouped from Ecopetrol after commerciality). Alternatively, from the date of first production until 90 days thereafter, Hondo Magdalena may elect to repay 125% of its share (excluding any amounts to be recouped from Ecopetrol after commerciality) of the total costs accumulated up to the date of repayment. If the financed amounts are not repaid within 365 days after the date of first production, an additional penalty of 100% of the amount then due would be recovered out of Hondo Magdalena's revenues. Hondo Magdalena's revenues from production of the first 80 million cubic feet of natural gas and related condensate and natural gas liquids are pledged to secure its obligations under the Funding Agreement.

    The Company has accrued equity premiums computed in accordance with the 22% annualized interest rate option. Equity premiums of $1,262 and $57 related to the financed pipeline costs and wellsite facilities have been capitalized for the years ended September 30, 1996 and 1995, respectively. The remainder of the equity premiums accrued to date, relating to the financed geological and geophysical work and overheads, have been expensed.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                     (All Dollar Amounts in Thousands)


6)  Funding Agreement (continued)

    The balance of the Funding Agreement consists of the following:

                                                        September 30,
                                                      1996         1995
                                                   -------      -------

    Outstanding principal                         $  9,771      $ 1,071
    Equity premiums                                  1,742           77
                                                   -------      -------
                                                  $ 11,513      $ 1,148
                                                  ========      =======

    The balance of the Funding Agreement was reduced by $2,629 in September 1996 by application of the Company's share of payments from Ecopetrol arising from the declaration of commerciality (Note 1).

    In accordance with the provisions of SFAS No. 107, the Company has estimated the fair value of the Funding Agreement to be $12,911 as of September 30, 1996 using a discount rate of 13% .


7)  Other Liabilities

    Other liabilities consist of the following:

                                                        September 30,
                                                      1996         1995
                                                  --------      -------

    Interest payable to Lonrho Plc (Note 5)       $  2,411      $ 2,367
    City of Long Beach (a)                           1,533        1,533
    Deferred compensation contracts (b)                610          671
    Other                                              151          535
                                                  --------      -------
                                                  $  4,705      $ 5,106
                                                  ========      =======

    (a) The due date of this obligation has been extended from January 1, 1997 to January 1, 1999. As part of the extension, the Company agreed to pay interest at a rate of 6%, due January 1, 1999. In accordance with the provisions of SFAS No. 107, the Company has estimated the fair value of this liability to be $1,311 as of September 30, 1996 using a discount rate of 13% .

    (b) The Company has deferred compensation contracts with two former officers of the Company. The contracts were entered into to provide benefits greater than the amounts allowable (in accordance with IRS regulations) under a former defined benefit plan available to all employees (terminated in 1989). The amounts above represent the actuarial present value of the Company's liability under the contracts computed with discount rates of 8.0% and 7.5% for September 30, 1996 and 1995, respectively.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


8)  Contingent liabilities

    The Company is involved in a number of legal and administrative proceedings incident to the ordinary course of its business. In the opinion of management, any liability to the Company relative to the various proceedings will not have a material adverse effect on the Company's operations or financial condition.

    The Company is subject to various environmental laws and regulations of the United States and Colombia. As is the case with other companies engaged in similar industries, the Company faces exposure from actual or potential claims and lawsuits involving environmental matters. These matters may involve alleged soil and water contamination and air pollution. The Company's policy is to accrue environmental and clean-up costs when it is probable that a liability has been incurred and the amount of the liability is reasonably estimable. However, future environmental related expenditures cannot be reasonably quantified in many circumstances due to the conjectural nature of remediation and clean-up cost estimates and methods, the imprecise and conflicting data regarding the characteristics of various types of waste, the number of other potentially responsible parties involved, and changing environmental laws and interpretations. Management believes the reduced scope of the Company's operations following the sale of the Company's domestic oil and gas properties and the Fletcher refinery have significantly reduced the Company's potential exposure to environmental liability, including potential Superfund claims against Fletcher, which liability, in the opinion of management, is not material.


9)  Shareholders' Equity

    In addition to its common shares, the Company has authorized 10,000,000 shares of one dollar par value preferred stock. No preferred shares have been issued as of September 30, 1996.

    The Company has a stock option plan under which options to purchase common shares of the Company are granted to certain officers, directors and key employees. The options are priced equal to or greater than the market price in effect at the date of grant. Accordingly, no compensation expense is recognized in connection with this plan.

    The Company granted an option for 25,000 shares at $7.50 per share to a former officer in March 1995. The option was not granted under the stock option plan and was priced less than the market price at date of grant. Compensation of $138 was included in general and administrative expense at the date of grant. The option was exercised during 1996.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


9)  Shareholders' Equity (continued)

    The following table summarizes certain information relative to stock options outstanding:
                                                      Share
                                                     Options
                                                     -------
    Outstanding at October 1, 1995                   187,732
      Granted (a)                                     50,000
      Exercised (b)                                  (33,500)
      Expired or terminated                               --
                                                     -------
    Outstanding at September 30, 1996 (c)            204,232
                                                     =======

    (a) An additional 14,000 options have been tentatively granted to two directors of the Company by the other members of the Board of Directors. This transaction is subject to shareholder approval at the next annual meeting.

    (b) Priced at $7.50.

    (c) Includes 54,232, 85,000, 15,000, and 50,000 options priced at $7.50,
        $14.625, $12.625, and $14.125, respectively; 154,232 options are exercisable at September 30, 1996.

    As of September 30, 1996 and 1995 additional options of 15,000 and 79,000, respectively, were available for future grants under the stock option plan. A total of 319,316 and 233,518 shares of common stock were issued during 1996 and 1995, respectively, in transactions not involving stock options. See Notes 3 and 5.

10) Income Taxes

    The components of income tax expense (benefit) from continuing operations are as follows:

                                      For the years ended
                               --------------------------------
                                         September 30,
                                1996         1995         1994
                               ------       ------       ------
    Current:
      Foreign                  $    5       $  113       $   --
    Deferred:
      Federal                      --           --        ($190)
      State                        --           --           (9)
                               ------       ------       ------
                               $    5       $  113       $ (199)
                               ======       ======       ======

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


10) Income Taxes (continued)

    Significant components of the Company's deferred tax assets and liabilities are as follows:
                                                        September 30,
                                                      1996         1995
                                                    --------     --------
    Deferred tax assets, long-term:
      Domestic net operating loss carryforwards     $ 43,734     $ 42,739
      Foreign income tax basis of
        capitalized assets in excess of
        financial reporting basis                      1,432        1,355
      Income tax basis of real estate in
        excess of financial reporting basis            1,965        1,654
      Financial reporting basis of accrued
        liabilities in excess of tax basis             1,045        1,101
      Valuation allowances                           (47,467)     (45,643)
                                                    --------     --------
                                                         709        1,206
                                                    --------     --------
    Deferred tax liabilities, long-term:
      Foreign income tax depreciation in
        excess of financial reporting
        depreciation                                     709        1,206
                                                    --------     --------
                                                         709        1,206
                                                    --------     --------
    Net deferred tax liability                      $     --     $     --
                                                    ========     ========

    The differences between income tax expense (benefit) from continuing opera-tions and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before income taxes are as follows:

                                                            For the years ended
                                                    -------------------------------
                                                               September 30,
                                                      1996        1995       1994
                                                    --------    --------   --------
Benefit computed at the effective
      statutory rate                                $ (4,499)   $ (2,365)  $ (2,794)
    Reduction of future reversals by utilization
      of net operating loss carryforwards                 --          --         93
    State taxes, net                                      --          --         (9)
    Alternative minimum tax                               --          --       (190)
    Nondeductible interest                             1,425          --         --
    Losses from foreign operations                     1,919         215        137
    Foreign income tax expense                             5         113         --
    Net operating loss for which no benefit
      is recognized                                    1,155       2,150      2,564
                                                    --------    ---------  --------
                                                    $      5    $    113   $   (199)
                                                    ========    ========   ========

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


10) Income Taxes (continued)

    At September 30, 1996, the Company had the following domestic net operating loss and investment tax credit carryforwards:


                                                        Alternative
                                            Tax Net     Minimum Net   Investment
                                           Operating   Tax Operating     Tax
    Year of Expiration                       Loss          Loss         Credit
    ------------------                     ---------   -------------  ----------

    Consolidated Carryforwards:
      2003                                 $   3,166   $          --
      2004                                    12,469         $10,917
      2005                                     2,803              --
      2006                                    26,612          22,012
      2007                                    15,781          30,041
      2008                                    25,551          23,919
      2009                                    13,115          14,517
      2010                                     7,616           7,620
      2011                                     3,298           3,298
                                           ---------   -------------
                                           $ 110,411   $     112,324
                                           =========   =============

    Separate Carryforwards (a)
      1997                                 $      --   $          --  $      259
      1998                                        --              --         144
      1999                                        --              --         210
      2000                                 $  12,397   $      12,397          74
      2002                                     6,101           6,101          --
      2003                                     6,714          10,715          --
                                           ---------   -------------  ----------
                                           $  25,212   $      29,213  $      687
                                           =========   =============  ==========

    (a) These separate carryforwards can only be used against future income and tax liabilities of the company within the consolidated group which generated the carryforwards.

    In conjunction with the sale of the Fletcher refinery in 1993 as described in Note 12, unrestricted net operating loss carryforwards of $59,658 and separate net operating loss carryforwards of $23,983 pertaining to the Fletcher refinery were reattributed to Hondo Oil.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


11) Segment information

    Following reclassification of the Company's refining and marketing and real estate segments to discontinued operations in 1991, the Company's operations have been concentrated in one industry segment: the exploration for and production of reserves of oil and natural gas. In 1992, the Company sold
    substantially all of its domestic oil and gas reserves.   The Company's
    continuing activities are presently limited to exploration for oil and gas reserves located in Colombia. The Company has no foreign sales and no export sales as yet. The Company has no significant customers (comprising more than 10% of continuing operation's revenue) with which it will do business in the foreseeable future. Information segregating the Company's continuing domestic and foreign operations is as follows:


                                                For the years ended
                                        ----------------------------------
                                                   September 30,
                                          1996         1995         1994
                                        --------     --------     --------

    Sales and operating revenue:
      United States                     $     2      $     23     $    369
      Foreign                                --            --           --
                                        -------      --------     --------
                                        $     2      $     23     $    369
                                        =======      ========     ========

    Operating profit (loss):
      United States                     $   (45)     $   (140)    $    155
      Foreign                            (4,511)         (326)        (283)
                                        -------      --------     --------
      Operating loss                     (4,556)         (466)        (128)
      Loss on sale of assets                 (6)           --       (1,240)
      Interest expense                   (5,009)       (4,680)      (4,605)
      Corporate expense and other        (1,781)       (1,697)      (2,244)
                                        -------      --------     --------
      Loss from continuing operations
        before income taxes             $(11,352)    $ (6,843)    $ (8,217)
                                        ========     ========    =========

    Identifiable assets:
      United States                     $  2,973     $  5,645     $  9,175
      Foreign                             21,567       12,753       15,733
                                        --------     --------     --------
                                        $ 24,540     $ 18,398     $ 24,908
                                        ========     ========     ========

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


12) Discontinued Operations

    In 1991, the Company adopted plans of disposal for its refining and marketing and real estate segments. The refining and marketing segment had operating revenues of $64 in 1994. A summary, by segment, of the results of discontinued operations is as follows:


                                              For the years ended
                                      ----------------------------------
                                                 September 30,
                                        1996         1995         1994
                                      --------     --------     --------

    Refining and marketing            $   (400)    $   (650)    $ (2,000)
    Real estate                           (900)      (4,300)      (1,400)
    Income tax expense (benefit)            --           --         (362)
                                      --------     --------     --------
                                      $ (1,300)    $ (4,950)    $ (3,038)
                                      ========     ========     ========

    Per share                         $  (0.10)    $  (0.37)    $  (0.23)
                                      ========     ========     ========

    In September 1993, the Company executed an agreement for the sale of its Fletcher refinery and its asphalt terminal in Hilo, Hawaii. These assets represented the material portion of the Company's refining and marketing segment. Loss provisions pertaining to the refining and marketing segment of $400, $650 and $2,000 have been required in 1996, 1995 and 1994 for reasons described below.

    The agreement for the sale of Fletcher included a provision allowing the Company to share in the proceeds from the sale of certain components of the refinery equipment which the buyer planned to sell. Based on estimates of a broker of used refinery equipment, the Company recorded $1,000 as the estimated realizable value at the time of the transaction. The buyer and the Company have not succeeded in selling this equipment. In September 1994, the Company reduced the carrying value of the receivable by $600 on the basis of an offer from the buyer for the Company's share of equipment sale proceeds. In September 1996, the Company wrote off the remaining receivable of $400 as uncollectible.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


12) Discontinued Operations (continued)

    In the agreement for the sale of the Fletcher refinery, the Company indemnified the buyer as to liabilities in excess of $300 for certain federal and state excise taxes arising from periods prior to the sale. Fletcher notified the Company in July 1994 that an audit for California Motor Vehicle Fuels Tax was underway and a preliminary review by then Fletcher employees indicated that a significant liability might exist. The Company retained a consultant to evaluate the contingent liability. In September 1994, the Company accrued $1,400 as a result of the consultant's evaluation. An additional $650 was accrued in September 1995, primarily because of increases in the estimated amounts of penalties and interest which will be due. The State of California issued a preliminary report in June 1996 which concludes taxes and penalties of $10,820 are due as a result of the audit. However, no final audit report or assessment has been issued and the Company does not believe the preliminary report is accurate. The buyer has notified the Company that it claims indemnity in this matter. The Company has provided its consultant to Fletcher to assist in disputing the preliminary report. The Company believes the liability accrued is sufficient to provide for the amount that will ultimately be paid based on the information available. The State of California's audit is still in process and could result in a liability different from that accrued when concluded.

    In 1989, the Company permanently suspended operations at its Newhall refinery because of expectations of continued operating losses. The Company reclassified the cost of Newhall's dismantled properties to the real estate segment. All costs incurred subsequent to 1989 have been charged against previously established loss provisions. In 1993, the Company suspended execution of a development plan for the property, now referred to as Valley Gateway, which included dismantling the refinery, effecting environmental remediation of the land and further developing the land to a condition where it could be sold as land ready for construction. This decision was made as a result of continued declines in the local real estate market and the Company's limited cash resources. Management believed that a sale of the property in its present condition with existing entitlements was the best course of action. The Company has conducted an environmental assessment of the refinery site and a remediation plan for the site has been submitted to the Regional Water Quality Control Board and has received staff approval. The Company estimates that $2.0 million would be incurred in executing the approved remediation plan; however, the Company expects to sell the property without incurring these costs by reducing the purchase price. The Company's estimate of the net realizable value of this property has been reduced by estimated remediation costs in determining the carrying value of the property and therefore the remediation costs will not affect future results of operations.

    In addition to the Valley Gateway property, the Company owns the 11 acre Via Verde Bluffs property, carried at $2,548 and $2,528 at September 30, 1996 and 1995, respectively. Both properties have been listed with brokers since 1994.

                            HONDO OIL & GAS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


12) Discontinued Operations (continued)

    In 1995 and 1994, the carrying value of the real estate was reduced by $4,300 and $1,400, respectively, as a result of depressed demand in the local market, sale negotiations, and the timing of possible sales. In September 1996, the Company revised its estimate of the realizable value of the Valley Gateway property to zero, resulting in an additional loss provision of $900 and making the carrying value a liability of $346 (due to accruals for future carrying costs). This decision was made following three years of unsuccessful efforts to sell the property in its present state and little interest from potential buyers. Management believes it can dispose of the property and any associated liabilities for an insignificant price and little or no additional cost.

    Changes in the balance of real estate are as follows:

                                                        September 30,
                                                      1996         1995
                                                    --------     --------

    Beginning balance                               $  2,978     $  6,851
      Development and dismantlement costs                 --           --
      Valuation provisions established                  (900)      (4,300)
      Valuation provisions used                          124          427
                                                    --------     --------
    Ending balance                                  $  2,202     $  2,978
                                                    ========     ========

    Remaining acres                                      116          116
                                                    ========     ========

    Interest expense included in the losses from discontinued operations pertains only to debt directly attributable to the discontinued segments. Allocations of interest to the real estate operations were $262, $274 and $285 for 1996, 1995 and 1994, respectively.

                            HONDO OIL & GAS COMPANY
             SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                      ACTIVITIES AND RESERVES (UNAUDITED)
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


The following supplemental information regarding the oil and gas activities of Hondo Oil is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission ("SEC") and Statement of Financial Accounting Standards ("SFAS") No. 69, "Disclosures About Oil and Gas Producing Activities." Estimated Reserve Quantities and the Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves are presented on the basis of reserve reports prepared by Netherland, Sewell and Associates. Information regarding capitalized costs relating to oil and gas producing activities and costs incurred for property acquisition, exploration, and development activities are included in Note 3 to the consolidated financial statements.

SEC rules limit the disclosure of reserves to proved reserves. Proved reserves are estimated quantities of crude oil, condensate, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved reserves do not include hydrocarbons the recovery of which is subject to reasonable doubt because of uncertainty as to economic factors. These rules mean that the Company cannot report reserves beyond the volumes that can be sold with reasonable certainty.

The Company successfully completed drilling of a second well in Colombia in September 1995. Construction of a pipeline and related wellhead facilities for production and transportation of the discovered natural and related liquids is underway. Production is expected to commence in the summer of 1997.

During fiscal 1996, three contracts covering the sale of natural gas, the sale of condensate and natural gas liquids, and the processing of the gas stream have been executed with the Colombian national oil company, Ecopetrol. These provide for (i) the sale of 100 million cubic feet of natural gas per day for the life of the concession (July 2015) at the regulated price determined semi-annually by a formula based upon the average price received by Ecopetrol for exported fuel oil during the prior two six-month periods; (ii) the sale of condensate and natural gas liquids at market-related and market-indexed prices; and (iii) the processing of the gas stream at Ecopetrol's El Centro gas processing plant for a fee of $0.20 per thousand cubic feet of gas. In addition, negotiations are proceeding for sales of another 30 million cubic feet of natural gas per day to an electric generation facility proposed to be constructed adjacent to the concession.

The quantum of proved reserves which are reported below is economically limited to the volumes described above.

                            HONDO OIL & GAS COMPANY
             SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                      ACTIVITIES AND RESERVES (UNAUDITED)
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


Assumptions used in determining proved reserves and future net cash flows are:

- Natural gas reserve volumes reportable as proved reserves are limited to 130 million cubic feet per day for the life of the concession (July 2015). Condensate reserves produced in association with the natural gas are a function of the natural gas reserves .

- The Company's share of reserves and future net cash flows is 15.444375%, subject to a royalty of 20% payable to the Colombian government.

- Prices of $21.31 per barrel of condensate and natural gas liquids and $1.20 per million British Thermal Units of natural gas are used in the cash flow projections for September 30, 1996. These prices were determined in accordance with the terms of the executed sales contracts described above. Both prices are held constant through the life of the properties. Production costs and capital costs were projected at current price levels.

- Pipeline capital and operating costs are not included in the cash flow projections because these costs will be recovered through pipeline tariffs.

Estimated Reserve Quantities

Proved reserves are estimated quantities of crude oil, condensate, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Estimates of oil and gas proved reserves and production, all located in Colombia, are as follows:
                                                     Oil (a)        Gas
                                                     (MBBLS)      (MMCF)
                                                     -------      ------
Proved reserves, October 1, 1995                          --          --
  Revisions in previous estimates                         --          --
  Extensions, discoveries and purchases                2,337      61,561
                                                     -------      ------
Proved reserves, September 30, 1996                    2,337      61,561
                                                     =======      ======

  (a) All natural gas condensate

None of the above reserves may be classified as proved developed reserves until production commences.

                            HONDO OIL & GAS COMPANY
             SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                      ACTIVITIES AND RESERVES (UNAUDITED)
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

The following table sets forth the computation of the standardized measure of discounted future cash flows relating to proved reserves. The standardized measure is the estimated future cash inflows from proved reserves less estimated future production and development costs, estimated future income taxes and a discount factor. Future cash inflows represent expected revenues from the production of proved reserves based on prices in existence at the fiscal year end. Escalation based on inflation, regulatory changes and supply and demand are not considered. Estimated future production and development costs related to future production of reserves are based on historical information, as available, and estimates drawn from similar gas fields in other locations. Such costs include, but are not limited to, production, drilling development wells and installation of production facilities. Inflation and other anticipatory costs are not considered until the actual cost change takes effect. Estimated future income tax expenses are computed using tax rates legislated in Colombia. Consideration is given to the effects of permanent differences, utilization of net operating loss carryforwards, tax credits and allowances. A discount rate of 10% is applied to the annual future net cash flows after income taxes.

The methodology and assumptions used in calculating the standardized measure are those required by SFAS NO. 69. It is not intended to be representative of the fair market value of proved reserves. The valuations of revenues and costs do not necessarily reflect the amounts to be received or expended by the Company. In addition to the valuations used, numerous other factors are considered in evaluating known and prospective oil and gas reserves.

                                                   For the year
                                                      ended
                                                   September 30,
                                                      1996
                                                   ------------

Future cash inflows                                $    126,564
Future production costs                                 (33,934)
Future development costs                                (36,063)
Future income tax expenses                              (14,843)
                                                   ------------
  Net future cash flows                                  41,724
10% annual discount for estimated timing
  of cash flows                                         (22,071)
                                                   ------------
Standardized measure of discounted
  future net cash flows                            $     19,653
                                                   ============

                            HONDO OIL & GAS COMPANY
             SUPPLEMENTARY INFORMATION ABOUT OIL AND GAS PRODUCING
                      ACTIVITIES AND RESERVES (UNAUDITED)
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


Results of Operations for Oil and Gas Producing Activities

The following table sets forth the results of operations from oil and gas producing and exploration activities. Income tax expense was computed using the statutory tax rate for the period adjusted for utilization of net operating loss carryforwards, permanent differences, tax credits and allowances.

                                                        September 30,
                                               1996         1995         1994
                                             --------     --------     --------

Revenues                                     $     2      $     23     $    369
Production costs                              (2,745)         (166)        (386)
Exploration expenses                          (1,769)         (169)          (2)
Depreciation, depletion and
  amortization                                    --            --           --
                                             -------      --------     --------
                                              (4,512)         (312)         (19)
Income tax benefit                            (1,787)         (124)          (7)
                                             -------      --------     --------
Results of operations from exploration
  and production activities (excluding
  corporate overhead and interest)           $(2,725)     $   (188)    $    (12)
                                             =======      ========     ========

                            HONDO OIL & GAS COMPANY
                Schedule II - VALUATION AND QUALIFYING ACCOUNTS
                              September 30, 1996

                       (All Dollar Amounts in Thousands)


                                                                 Additions
                                                   Balance at   charged to                  Balance
                                                    beginning    costs and                  at end
                                                    of period    expenses    Write-offs    of period
                                                   -----------  -----------  -----------  -----------
Allowance for doubtful receivables:
Continuing operations:
  1996                                             $       399  $         4  $      (71)  $       332
                                                   ===========  ===========  ===========  ===========
  1995                                             $       399  $        --  $        --  $       399
                                                   ===========  ===========  ===========  ===========
  1994                                             $       555  $        61  $      (217) $       399
                                                   ===========  ===========  ===========  ===========





Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There has been no change in the Company's auditors during the two most recent fiscal years.

PROXY

                            HONDO OIL & GAS COMPANY

                ANNUAL MEETING OF SHAREHOLDERS, MARCH 12, 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John J. Hoey and C.B. McDaniel, or either of them, attorneys and proxies to represent the undersigned, with power of sub-stitution, to appear and to vote all of the shares of stock of HONDO OIL & GAS COMPANY (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held in the Board of Governors' Room, American Stock Exchange, 86 Trinity Place, New York, New York on Wednesday, March 12, 1997 at 10:00 A.M., or any adjournment thereof.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
-------------------------------------------------------------------------------

                                  Please mark
                                 your votes as
                                 indicated in
                                 this example
                                       X

Item 1-Election of directors duly nominated: John J. Hoey, C.B. McDaniel, Douglas G. McNair, Nicholas J. Morrell, John F. Price, Robert K. Steer and R.
E. Whitten

WITHHELD FOR: (Write that nominee's name in the space provided below).

-------------------------------------------------------------------------------

                                      FOR
                                   WITHHELD
                                    FOR ALL

                                      FOR
                                    AGAINST
                                    ABSTAIN

Item 2-Approval of amendments to the Company's 1993 Stock Incentive Plan.

                                      FOR
                                    AGAINST
                                    ABSTAIN

Item 3-Approval an option for Thamesedge Ltd. to convert $13.5 million of the Company's debt into shares of the Company's common stock.

                                      FOR
                                    AGAINST
                                    ABSTAIN

Item 4-Approval of the appointment of Ernst & Young LLP as independent auditors for fiscal year 1997.

                                      FOR
                                    AGAINST
                                    ABSTAIN

Item 5-Upon such other business as may properly come before said meeting, or any adjournment thereof.

UNMARKED PROXIES SHALL BE VOTED IN FAVOR OF EACH OF THE FOREGOING MATTERS UNLESS SPECIFIED TO THE CONTRARY.

Receipt of copies of the Proxy Statement dated February   , 1997 and the 1996
Annual Report is hereby acknowledged.

                        Annual Meeting: March 12, 1997

Please return this proxy promptly in the enclosed envelope which requires no postage if mailed in the U.S.A.

Signature(s) ____________________________    Date _____________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.